SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
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[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                      AMERICAN STATES FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                                    American States Financial Corporation
                                    500 North Meridian Street
                                    Indianapolis, Indiana 46204
                                    Phone (317) 262-6262

                               August 15, 1997

Dear Fellow Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of American States Financial Corporation (the "Company"), which will be held on Wednesday, September 17, 1997 at 10:00 a.m., Eastern Standard Time, in the auditorium located on the third floor of the Company's offices, 500 North Meridian Street, Indianapolis, Indiana 46204.

At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger among the Company, SAFECO Corporation ("Buyer") and a subsidiary of Buyer (the "Merger Agreement"), and the merger of Buyer's subsidiary into the Company as provided for in the Merger Agreement (the "Merger"). In the Merger, each outstanding share of Common Stock of the Company will be converted into the right to receive $47.00 in cash, without interest, and the Company will become a wholly owned subsidiary of Buyer.

You should read carefully the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement for details of the Merger and additional related information.

The Company's Board of Directors:

      (a) has determined that the Merger is fair to and in the best interests of the Company and its shareholders;

      (b) has unanimously approved and declared advisable the Merger Agreement and the Merger; and

      (c) recommends a vote for approval of the Merger Agreement and the Merger.

The affirmative vote of the holders of shares representing a majority of the outstanding voting power of the Company's Common Stock is necessary to approve the Merger Agreement and the Merger. Pursuant to a Voting, Support and Indemnification Agreement between Lincoln National Corporation ("LNC") and Buyer (as amended), LNC, which beneficially owns approximately 83.3% of the voting power of the Company's Common Stock, has agreed to vote in favor of the Merger Agreement and the Merger. Accordingly, approval of the proposal by the Company's shareholders is assured.

Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

Please do not send your share certificates with your proxy card. After approval of the Merger Agreement and the Merger by the Company's shareholders and satisfaction of all other conditions to the Merger, you will receive a transmittal form and instructions for the surrender and exchange of your shares.

On behalf of the Board of Directors, thank you for your continued support.

                                          Sincerely,


                                          /s/ Robert A. Anker

                                          Robert A. Anker
                                          Chairman

                      AMERICAN STATES FINANCIAL CORPORATION
                            500 North Meridian Street
                           Indianapolis, Indiana 46204

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 17, 1997

A Special Meeting of Shareholders (the "Special Meeting") of American States Financial Corporation, an Indiana corporation (the "Company"), will be held on Wednesday, September 17, 1997 at 10:00 a.m., Eastern Standard Time, in the auditorium located on the third floor of the Company's offices, 500 North Meridian Street, Indianapolis, Indiana 46204, for the following purposes:

      1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated June 6, 1997 (the "Merger Agreement"), among the Company, SAFECO Corporation, a Washington corporation ("Buyer"), and ASFC Acquisition Co., an Indiana corporation and a wholly owned subsidiary of Buyer ("Buyer Sub"), and the merger of Buyer Sub into the Company upon the terms and subject to the conditions thereof (the "Merger"). Pursuant to the Merger Agreement, the Company will become a wholly owned subsidiary of Buyer, and each share of Common Stock, no par value, of the Company issued and outstanding immediately prior to the merger will be converted into the right to receive $47.00 in cash, without interest. The Merger is more completely described in the accompanying Proxy Statement, and a copy of the Merger Agreement is attached as Annex A thereto.

      2. To transact such other matters relating to the conduct of the Special Meeting or any adjournments or postponements thereof.

Only holders of record of the Company's Common Stock at the close of business on August 8, 1997, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

The Company's Board of Directors:

      (a) has determined that the Merger is fair to and in the best interests of the Company and its shareholders;

      (b) has unanimously approved and declared advisable the Merger Agreement and the Merger; and

      (c) recommends a vote for approval of the Merger Agreement and the Merger.

The affirmative vote of the holders of shares representing a majority of the outstanding shares of the Company's Common Stock is necessary to approve the Merger Agreement and the Merger. Pursuant to a Voting, Support and Indemnification Agreement dated June 6, 1997 (the "Voting Agreement"), between Lincoln National Corporation, an Indiana corporation ("LNC"), and Buyer (as amended), LNC, which beneficially owns approximately 83.3% of the voting power of the Company's Common Stock, has agreed to vote in favor of the Merger Agreement and the Merger. Accordingly, approval of the proposal by the Company's shareholders is assured. A copy of the Voting Agreement is attached as Annex B to the accompanying Proxy Statement.

Holders of the Company's Common Stock will not be entitled to appraisal rights as a result of the Merger. Under Indiana law, appraisal rights are unavailable to such holders because the Company's Common Stock was, on the record date, listed on the New York Stock Exchange. See "THE MERGER--Absence of Appraisal Rights" in the accompanying Proxy Statement.

Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME. Your proxy may be revoked at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares, by filing with the Secretary of the Company a written revocation bearing a later date, or by attending and voting at the Special Meeting.

August 15, 1997                     For the Board of Directors,


                                    /s/ Thomas M. Ober

                                    Thomas M. Ober
                                    Secretary

                      AMERICAN STATES FINANCIAL CORPORATION
                                 PROXY STATEMENT

                      For a Special Meeting of Shareholders
                        To Be Held on September 17, 1997

American States Financial Corporation, an Indiana corporation (the "Company"), is furnishing this Proxy Statement to its shareholders in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at its Special Meeting of Shareholders and at any adjournments or postponements thereof (the "Special Meeting"). The Special Meeting is being held on September 17, 1997 at 10:00 a.m., Eastern Standard Time, in the auditorium located on the third floor of the Company's principal executive offices, 500 North Meridian Street, Indianapolis, Indiana 46204. The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of June 6, 1997 (the "Merger Agreement"), among the Company, SAFECO Corporation, a Washington corporation ("Buyer"), and ASFC Acquisition Co., an Indiana corporation and a wholly owned subsidiary of Buyer ("Buyer Sub"), and the merger of Buyer Sub into the Company upon the terms and subject to the conditions thereof (the "Merger"). Pursuant to the Merger Agreement, the Company will become a wholly owned subsidiary of Buyer, and each share of Common Stock, no par value, of the Company ("Common Stock") issued and outstanding immediately prior to the Merger will be converted into the right to receive $47.00 in cash, without interest. The Merger Agreement provides that, until the Merger is consummated, the Company may continue to declare and pay its regular quarterly dividend in an amount not in excess of $0.21 per share.

Pursuant to a Voting, Support and Indemnification Agreement dated June 6, 1997 (the "Voting Agreement"), between Lincoln National Corporation, an Indiana corporation ("LNC"), and Buyer (as amended), certain sections of which were agreed to and acknowledged by the Company, LNC, which beneficially owns approximately 83.3% of the voting power of the Common Stock, has agreed to vote in favor of the Merger Agreement and the Merger. Accordingly, approval of the proposal by the Company's shareholders is assured.

This Proxy Statement, the letter to shareholders, the Notice of Special Meeting and the form of proxy for use at the Special Meeting are first being mailed to shareholders on or about August 15, 1997. The date of this Proxy Statement is August 15, 1997.

                               THE SPECIAL MEETING

Solicitation of Proxies

Any shareholder giving a proxy has the power to revoke it at anytime before its exercise by signing and returning a later-dated proxy, by filing with the Secretary of the Company a written revocation bearing a later date, or by attending and voting at the Special Meeting. Proxies in the form provided are being solicited by the Board for use at the Special Meeting.

SHAREHOLDERS SHOULD NOT FORWARD ANY COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS. UPON CONSUMMATION OF THE MERGER, COMMON STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL WHICH WILL BE SENT TO SHAREHOLDERS BY THE EXCHANGE AGENT. See "THE MERGER--Merger Consideration and Exchange of Certificates" below.

The cost of soliciting proxies will be paid by the Company. The Company has made arrangements with brokerage firms, banks, custodians and other fiduciaries to forward proxy materials to their principals, and the Company will reimburse them for their reasonable mailing and other expenses.

In addition to solicitation by mail, certain directors, officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, telecopy and by personal contacts. Because shareholder approval is assured, it is expected that the costs of solicitation will be minimal.

The completion of the enclosed proxy/direction card is considered to constitute voting instructions furnished to the trustee of the American States Financial Corporation Employees' Savings and Profit-Sharing Plan with respect to shares allocated to individual accounts under that plan. To the extent that account information is the same, participants in the plan who are also shareholders of record will receive a single card representing all shares. If a plan participant does not return a proxy/direction card to the Company, the trustee of the plan will vote such shares in proportion to shares for which directions have been received, unless the trustee determines that voting in this manner is not consistent with the Employee Retirement Income Security Act of 1974, as amended.

Shareholders Entitled to Vote and Shares Outstanding

Only holders of record of Common Stock at the close of business on August 8, 1997, the record date for the Special Meeting (the "Record Date"), will be entitled to vote at the Special Meeting. As of that date, there were 60,050,515 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held by them on any matter to be voted on at the Special Meeting.


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

Votes Necessary for Quorum and Adoption of Proposals

The Company is incorporated in the state of Indiana. A majority of all outstanding shares of Common Stock constitutes a quorum. Once a share is represented for any purpose at a meeting it is deemed present for quorum purposes for the remainder of the meeting or any adjournment or postponement thereof. The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting is necessary for approval of the Merger Agreement and the Merger. Abstentions and broker non-votes will have the same effect as a vote against the approval of the Merger Agreement and the Merger. As noted above, LNC, the owner of approximately 83.3% of the issued and outstanding shares of Common Stock, has agreed to vote in favor of approval of the Merger Agreement and the Merger, and accordingly, approval thereof by the Company's shareholders is assured.

                              PARTIES TO THE MERGER

The Company

The Company, through its subsidiaries, is a leading property-casualty insurance company. For businesses with fewer than 50 employees, the Company is one of the country's largest writers of property-casualty insurance, based on net premiums written during 1996. The Company's personal lines business focuses on the preferred automobile and homeowners segments of the market. In addition to its property-casualty business, the Company owns a life insurance company that sells predominantly universal and term life policies and operates through the same independent agency network that distributes its property-casualty products. The mailing address of the Company's principal executive offices is 500 North Meridian Street, Indianapolis, Indiana 46204, and its telephone number is (317) 262-6262.

Buyer Sub

Buyer Sub, a wholly owned subsidiary of Buyer, was formed by Buyer solely for the purpose of effectuating the Merger. The mailing address of Buyer Sub's principal executive offices is c/o SAFECO Corporation, SAFECO Plaza, 4333 Brooklyn Avenue N.E., Seattle, Washington 98185, and its telephone number is
(206) 545-5000.

Buyer

Founded in 1923 as the General Insurance Company of America, Buyer today is one of the largest diversified financial corporations in the country, with more than $20 billion in assets as of March 31, 1997. Property-casualty insurance was Buyer's original business and remains its largest operation. In addition, Buyer's subsidiaries today engage in life and health insurance, surety, real estate investment and management, commercial lending and leasing, investment management, and insurance agency and financial services distribution. The mailing address of


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

Buyer's principal executive offices is SAFECO Plaza, 4333 Brooklyn Avenue N.E., Seattle, Washington 98185, and its telephone number is (206) 545-5000.

                                   THE MERGER

The description of certain matters set forth below, to the extent such matters are addressed by the Merger Agreement, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and incorporated herein by reference. Shareholders are advised to read the Merger Agreement in its entirety prior to voting.

Recommendation of the Board

The Board:

      (a) has determined that the Merger is fair to and in the best interests of the Company and its shareholders;

      (b) has unanimously approved and declared advisable the Merger Agreement and the Merger; and

      (c) recommends a vote for approval of the Merger Agreement and the Merger.

Background of and Reasons for the Merger

Prior to May 29, 1996, the Company was a wholly owned subsidiary of LNC; on that date, newly issued shares constituting approximately 16.7% of the issued and outstanding shares of Common Stock (after giving effect to such issuance) were delivered to persons who purchased such shares in an initial public offering. LNC currently owns approximately 83.3% of the outstanding shares of Common Stock.

LNC is a publicly held Indiana corporation that, through its various subsidiaries, operates multiple insurance and investment management businesses. Its operations are divided into four business segments: (i) life insurance and annuities; (ii) life-health reinsurance; (iii) investment management; and (iv) property-casualty insurance. Most of LNC's property-casualty business is conducted through the Company and the Company's subsidiaries.

At a regularly scheduled meeting of the Board of Directors of LNC (the "LNC Board") held on January 15, 1997, representatives of Goldman, Sachs & Co. ("Goldman Sachs") met with the LNC Board to discuss trends in the insurance industry and the possible sale of the Company. The LNC Board did not take any action on this issue at that meeting, but allowed the internal exploration of such sale to proceed.

On February 19, 1997, the Company's Board held a meeting which was attended by representatives of LNC. At that meeting, the Board was advised by representatives of LNC that


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

it was considering exiting the property-casualty insurance business in order to focus on the life insurance, annuities and investment management businesses, which LNC views as its core competencies. Also at that meeting, representatives of Goldman Sachs discussed with the Board potential purchasers of the Company.

The Board did not take any action on this issue at that meeting, but allowed the exploration of a sale of the Company to proceed. After the meeting, the Company retained Goldman Sachs to act as its financial advisor and Sutherland, Asbill & Brennan LLP, as counsel, to assist with the process of soliciting indications of interest in the Company.

Subsequent to the February 19, 1997 Board meeting, an offering memorandum was prepared and provided to potentially interested persons. Prior to receiving a copy of the offering memorandum, such persons were required to execute confidentiality agreements. Thirteen potentially interested persons executed confidentiality agreements and were provided with a copy of the offering memorandum.

Based on the information contained in the offering memorandum, seven preliminary indications of interest were submitted on or prior to April 4, 1997. One of the indications of interest contained an expression of interest in structuring all or part of the transaction as a taxable purchase under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"). At a meeting of the Board held on April 10, 1997, the Board informally agreed to permit all of the persons who had submitted preliminary indications of interest, including Buyer, to perform a due diligence investigation of the Company. After the April 10 Board meeting, one additional potentially interested person executed a confidentiality agreement and was provided with a copy of the offering memorandum; such person then submitted a preliminary indication of interest, containing a per-share cash proposal within the same range as the others, and was permitted to proceed with due diligence.

During late April and May, 1997, the eight persons who had submitted preliminary indications of interest, including Buyer, performed due diligence on the Company. Those persons were invited to submit two proposals, one assuming an election pursuant to Section 338(h)(10) of the Code, and one assuming no such election, by June 3, 1997. The making of a Section 338(h)(10) election can have negative tax consequences to a shareholder owning 80% or more of the outstanding shares. From a shareholder's perspective, a cash merger is normally treated as a sale of stock with taxable gain equal to the difference between the merger price and the shareholder's tax basis in the shares. A Section 338(h)(10) election changes this tax result because it has the effect of treating a merger transaction as a sale by the company of all of its assets and a subsequent liquidating distribution of all of the proceeds to the electing shareholder. The election can be made only by a shareholder owning 80% or more of the outstanding shares, and the election results in that shareholder paying tax on 100% of the difference between the total merger consideration and the company's tax basis in its assets. The election has no tax consequences to the other shareholders. While the Section 338(h)(10) election would have negative tax consequences to LNC, it would provide substantial tax benefits to most purchasers


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

primarily because it results in a "step-up" in the tax basis of the Company's assets, which creates a higher depreciable asset base and permits the amortization for tax purposes of any goodwill generated by the transaction.

On June 3, 1997, five of the eight persons who performed due diligence on the Company submitted cash proposals to the Company. Between June 3 and June 6, the five interested persons increased the value of their respective proposals. On or prior to June 6, 1997, five final proposals (each with a Section 338(h)(10) election, except for one, which attributed no value to such election) were received, along with comments on the proposed merger agreement that had been provided to each of the interested persons. One of those proposals contained a financing contingency. A number of the proposals, including Buyer's, were conditioned upon the execution by LNC of an agreement to vote in favor of the transaction and to indemnify the person making such proposal against any tax or employee benefit plan liabilities not properly allocable to the Company. As discussed below, of the final proposals received, Buyer's proposal was the highest per share cash proposal and contained no contingency regarding financing. In addition, Buyer requested relatively few changes to the merger agreement proposed by the Company.

Approval by the Board

On June 6, 1997, the Board held a special meeting and unanimously approved the sale of the Company to Buyer and authorized the execution of the Merger Agreement, and further authorized the Company's executive officers to take whatever steps may be necessary to consummate the Merger. The Board considered a number of factors in deciding whether to approve the sale of the Company to Buyer. These factors included: (i) the solicitation process described above;
(ii) the overall value of each of the proposals made; (iii) whether financing or any other contingencies existed with respect to a particular proposal; (iv) whether substantial modifications to the acquisition document would be required, particularly modifications which would impose a substantial burden on the Company or its shareholders; (v) a presentation by Goldman Sachs and its oral opinion that the consideration of $47.00 per share of Common Stock in cash to be received by the holders of Common Stock is fair to such holders; (vi) LNC's statement that it was willing to execute the Voting Agreement and, as required by the Voting Agreement, to make the Section 338(h)(10) election; and (vii) the best interests of the Company, including the effects of the sale of the Company to Buyer on the Company's employees, independent agents and policyholders and on the communities in which the Company has major offices.

In evaluating Buyer's proposal in light of the foregoing factors, the Board noted the following: (i) the proposal made by Buyer was the highest proposal received for the Company and resulted from an extensive auction process for the Company; (ii) Buyer's proposal was an all-cash offer with no financing or other significant contingencies; (iii) Buyer proposed no significant modifications to the acquisition agreement proposed by the Company; and (iv) Buyer's proposal stated its intention to maintain a significant presence in Indianapolis, which will serve as


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

headquarters for all small commercial property-casualty insurance operations of the combined entity.

Opinion of Goldman Sachs

On June 6, 1997, Goldman Sachs delivered its oral opinion to the Board that as of the date of such opinion, the $47.00 per share of Common Stock in cash to be received by the holders of Common Stock pursuant to the Merger Agreement is fair to such holders. Goldman Sachs subsequently confirmed its earlier oral opinion by delivery of its written opinion dated as of the date hereof.

The full text of the written opinion of Goldman Sachs dated as of the date hereof, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex C and is incorporated herein by reference. Shareholders of the Company are urged to, and should, read such opinion in its entirety.

In connection with its opinion, Goldman Sachs reviewed, among other things: (i) the Merger Agreement; (ii) the Voting Agreement; (iii) this Proxy Statement;
(iv) audited consolidated financial statements of the Company and its subsidiaries for the five years ended December 31, 1996; (v) the Annual Report to Shareholders and Annual Report on Form 10-K and Form 10-K/A of the Company for the year ended December 31, 1996; (vi) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; (vii) the Company's Registration Statement on Form S-1 dated May 22, 1996; (viii) statutory financial statements for the Company's insurance subsidiaries for the five calendar years ended December 31, 1996; (ix) certain other communications from the Company to its shareholders; (x) certain financial analyses and actuarial appraisals performed by nationally recognized actuarial and appraisal firms (the "Appraisals"); and (xi) certain internal financial analyses, including certain actuarial analyses, and forecasts for the Company prepared by its management. Goldman Sachs also held discussions with members of the senior management of the Company regarding the Company's past and current business operations, financial condition and future prospects. In addition, Goldman Sachs reviewed the reported price and trading activity for the Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the insurance industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it and has assumed such accuracy and completeness for purposes of its opinion, including, without limitation, the information furnished by the Company and its actuaries relating to loss and loss adjustment expense reserves and related items. Goldman Sachs is not an actuarial firm and its services to the Company did not


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

include any actuarial determinations or evaluations by Goldman Sachs or an attempt to evaluate actuarial assumptions. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including the loss and loss adjustment expense reserves) of the Company or any of its subsidiaries and, except for the Appraisals, Goldman Sachs has not been furnished with any such evaluation or appraisal. The advisory services and opinion of Goldman Sachs referred to herein were provided for the information and assistance of the Board in connection with its consideration of the transaction contemplated by the Merger Agreement, and such opinion does not constitute a recommendation as to how any holder of Common Stock should vote with respect to the Merger.

The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its oral opinion to the Board on June 6, 1997. Goldman Sachs utilized substantially the same type of financial analyses is connection with providing the written opinion attached hereto as Annex C.

      (i) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the Common Stock. In addition, Goldman Sachs analyzed the consideration to be received by holders of Common Stock pursuant to the Merger Agreement in relation to the May 23, 1996 initial public offering price of the Common Stock of $23.00 per share (the "IPO Price") and the closing market prices of the Common Stock on February 19, 1997, the date on which the Board met to consider the exploration of a sale of the Company, and on June 5, 1997, the last full trading day prior to the signing of the Merger Agreement. Such analysis indicated that the price per share of Common Stock to be paid pursuant to the Merger Agreement represented a premium of 23.7% based on the closing market price of the Common Stock on June 5, 1997 of $38.00 per share, 74.1% based on the closing market price on February 19, 1997 of $27.00 per share and 104% based on the IPO Price.

      (ii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to the Company to corresponding financial information, ratios and public market multiples for two groups of publicly traded corporations: The Allstate Corporation, American International Group, Buyer, The Chubb Corp., CIGNA Corporation, Cincinnati Financial Corp., CNA Financial Corp., The Progressive Corporation, The St. Paul Companies, Inc. and Travelers Property Casualty Corp. (the "Large Cap Companies"), and Allmerica Property & Casualty Companies, Inc., Ohio Casualty Corporation, Old Republic International Corporation, Orion Capital Corporation, TIG Holdings Inc., USF&G Corporation and W.R. Berkley Corporation (the "Mid-Cap Companies" and, together with the Large Cap Companies, the "Selected Companies"). The Selected Companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to the Company. Goldman Sachs calculated and compared various financial multiples and ratios for the Company with those of the Selected Companies using the respective closing price per share for each of the Selected Companies and the Company on June 5, 1997,


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

      which in the case of the Company was $38.00 per share. The multiples and ratios for the Company were based on earnings estimates provided by the management of the Company. The multiples and ratios for each of the Selected Companies were based on the most recent publicly available information and from estimates provided by the Institutional Brokers Estimate System ("IBES").

      With respect to the Selected Companies, Goldman Sachs considered estimated calendar year 1997 and 1998 price/earnings ratios, which ranged from 12.1x to 20.1x with a mean of 15.1x for 1997 and 11.5x to 17.8x with a mean of 13.7x for 1998 for the Large Cap Companies and from 10.3x to 14.0x with a mean of 12.4x for 1997 and 9.3x to 12.6x with a mean of 10.9x for 1998 for the Mid-Cap Companies, as compared to 13.1x for 1997 and 11.2x for 1998 for the Company; a five-year EPS growth rate (provided by IBES) ranging from 9.0% to 15.0% with a mean of 11.9% for the Large Cap Companies and 9.0% to 14.5% with a mean of 12.0% for the Mid-Cap Companies, as compared to 14.9% for the Company; multiples of market capitalization to book value ranging from 0.94x to 3.38x with a mean of 2.24x for the Large Cap Companies and from 1.26x to 1.82x with a mean of 1.47x for the Mid-Cap Companies, as compared to 1.88x for the Company; and the return on average common equity for the twelve-month period ended March 31, 1997 ranging from 6.5% to 20.7% with a mean of 12.5% for the Large Cap Companies and from 7.9% to 14.2% with a mean of 11.2% for the Mid-Cap Companies, as compared to 12.5% for the Company.

      (iii) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis under the following two scenarios: (a) using earnings estimates provided by IBES for 1997 and 1998 and assuming a 5% annual growth rate in operating earnings after 1998 (the "First Case") and (b) using earnings estimates provided by IBES for 1997 and 1998 and assuming a 10% annual growth rate in operating earnings after 1998 (the "Second Case"). Goldman Sachs calculated the terminal values of the Company in the year 2001 based on multiples ranging from 1.5x to 2.5x of estimated GAAP shareholders equity in 2001 and based on multiples ranging from 11.0x to 15.0x of GAAP operating income in 2002. These terminal values were then discounted to present value using discount rates ranging from 12.5% to 17.5%.

      Using the Company's terminal values in 2001 based on multiples ranging from 1.5x to 2.5x of estimated GAAP shareholders equity in 2001 and discounting these terminal values to present value using discount rates ranging from 12.5% to 17.5%, the implied per share values ranged from $26.23 to $50.63 in the First Case and from $26.94 to $51.94 in the Second Case. Using the Company's terminal values in the year 2001 based on multiples ranging from 11.0x to 15.0x of estimated GAAP operating income in 2002 and discounting these terminal values to present value using discount rates ranging from 12.5% to 17.5%, the implied per share values ranged from $23.38 to $37.28 in the First Case and from $27.75 to $44.44 in the Second Case.

      (iv) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to selected transactions in the insurance industry since 1989 (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions levered aggregate consideration (i) as a multiple of latest twelve months' net income ranged from 5.3x to 47.1x with a mean of 24.7x and median of 21.4x, compared to 17.7x for the aggregate consideration to be paid in the Merger, (ii) as a multiple of tangible GAAP book value ranged from 0.55x to 4.10x with a mean of 1.58x and median of 1.29x, compared to 2.53x for the aggregate consideration to be paid in the Merger and (iii) as a multiple of statutory surplus ranged from 0.56x to 6.33x with a mean of 2.04x and median of 1.69x, compared to 3.07x for the aggregate consideration to be paid in the Merger.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Board as to the fairness of the $47.00 per share in cash to be received by the holders of the Common Stock pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Buyer, Buyer Sub, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex C hereto.

Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Company selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Goldman Sachs has provided certain investment banking services to the Company from time to time including having acted as underwriter for the Company's initial public offering of 10,000,000 shares of Common Stock in May 1996 and having acted as the Company's financial advisor in connection with, and having participated in certain of the negotiations leading to, the

Merger Agreement. Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on the securities of the Company for its own account or the account of customers. Goldman Sachs has provided certain investment banking services to LNC and the Buyer from time to time and may provide investment banking services to LNC and the Buyer in the future.

Pursuant to a letter agreement dated February 19, 1997 (the "Engagement Letter"), the Company engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all or a portion of the Company. Pursuant to the terms of the Engagement Letter, the Company has agreed to pay Goldman Sachs upon consummation of the Merger a transaction fee equal to (i) 0.53% of the aggregate consideration paid in the Merger up to and including $32.00 per share plus (ii) 2.50% of the aggregate consideration paid in the Merger in excess of $32.00 per share; provided, that in no event shall the fee exceed 0.80% of the aggregate consideration paid in the Merger. The Company has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Effective Time of the Merger

The Merger will become effective at the time of filing of articles of merger with the Secretary of State of the State of Indiana (the "Articles of Merger"), in accordance with the Indiana Business Corporation Law (the "IBCL"), or at such other time as specified in the Articles of Merger (the "Effective Time"). Prior to such filing, a closing (the "Closing") will be held at the offices of the Company's counsel, Sutherland, Asbill & Brennan LLP, or such other place as the parties may agree, on a date set by Buyer (the "Closing Date"), which date will be within ten business days following the later of (i) the date of the approval of the Merger and the Merger Agreement by the Company's shareholders and (ii) the date upon which all conditions set forth in the Merger Agreement have been satisfied or waived. See "Conditions to the Merger" below.

Terms of the Merger

Pursuant to the Merger Agreement, Buyer Sub will be merged with and into the Company at the Effective Time. The separate corporate existence of Buyer Sub will thereupon cease, and the Company will continue as the surviving corporation and succeed to and assume all the rights and obligations of Buyer Sub in accordance with the IBCL and the Merger Agreement. Also at the Effective Time, Buyer will become the sole shareholder of the surviving corporation, the directors of Buyer Sub will become the directors of the surviving corporation, and the officers of the Company will become the officers of the surviving corporation. From and after the Effective Time, all of the shares of Common Stock will no longer be outstanding and will be canceled and retired and cease to exist, and holders of certificates theretofore evidencing shares of Common Stock will cease to have any rights as shareholders, except as provided in the Merger Agreement or by law. No transfer of shares of Common Stock will, after the Effective Time, be made on the stock transfer books of the Company.

Merger Consideration and Exchange of Certificates

At the Effective Time, each issued and outstanding share of Common Stock will automatically be converted into the right to receive, without interest thereon, $47.00 in cash (the "Merger Consideration"), and Buyer will deposit with or for the account of a bank or trust company selected by Buyer and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of those persons who were shareholders of the Company immediately prior to the Effective Time, cash in immediately available same-day funds payable as Merger Consideration (the "Exchange Fund"). Promptly after the Effective Time, the Exchange Agent will mail to each former shareholder of the Company (i) a form of letter of transmittal and (ii) instructions for use in surrendering such shareholder's Common Stock certificates in exchange for payment. Upon surrender of a Common Stock certificate to the Exchange Agent, together with a signed letter of transmittal and any other required documents, the holder of the Common Stock certificate will be entitled to receive the Merger Consideration, without interest thereon, for each of the shares of Common Stock represented by the certificate, and the certificate so surrendered will be canceled. Until surrendered, certificates formerly evidencing shares of Common Stock will be deemed for all purposes to evidence only the right to receive the Merger Consideration. No interest will accrue or be paid on any cash payable upon the surrender of certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock.

Payment of the Merger Consideration will be made by corporate check mailed within three business days after the surrender of the Common Stock certificate and the submission of the letter of transmittal; provided, that any shareholder holding in excess of 20% of the Company's shares will be entitled to receive payment by wire transfer of immediately available funds not later than one business day after such surrender and submission. Any portion of the Exchange Fund which remains undistributed to former shareholders of the Company for 360 days after the Effective Time will be delivered to Buyer, upon demand of Buyer, and any former shareholders of the Company may thereafter look only to Buyer for payment of their claim for the Merger Consideration.

Options

Each person to whom the Company has granted an option to purchase shares of Common Stock who is not a Key Executive (see "--Interests of Certain Persons in the Merger" below) will receive payment for all such options, whether vested or unvested at the Effective Time, held by him or her. Key Executives will receive payment for only their vested options; their unvested options will be replaced by certain change-of-control benefits and retention incentives. See "--Interests of Certain Persons in the Merger" below. Options will be paid by means of a "cashless" exercise on the business day immediately preceding the Closing date, whereby each option holder will be deemed to receive a total number of shares of Common Stock having a value equal to the total amount of the "spread" between $47.00 per share and the exercise price of each option for which payment is to be made. The shares that are deemed to be received pursuant to the cashless exercise will be paid for in the same manner as the Company's other shares. See "--Merger Consideration and Exchange of Certificates" above.

Representations and Warranties

The Merger Agreement contains certain representations and warranties made by each of the Company, Buyer and Buyer Sub that are customary for a transaction of this type. The Company represents and warrants as to the following matters, among others: (i) organization and corporate power; (ii) authority to enter into the Merger Agreement; (iii) necessary governmental approvals; (iv) no violation of certain instruments or of any law resulting from the execution and performance of the Merger Agreement; (v) capitalization; (vi) assets necessary to carry on the operations of the business; (vii) the subsidiaries of the Company; (viii) financial statements and reports filed with the Securities and Exchange Commission and state insurance departments; (ix) the conduct of the business of the Company from March 31, 1997 to the date of the Merger Agreement;
(x) material liabilities and investments; (xi) material contracts; (xii) non-claims litigation; (xiii) compliance with law; (xiv) good title to properties; (xv) licenses and permits; (xvi) employee benefit plans; (xvii) environmental matters; (xviii) accounts with LNC; (xix) intellectual property and software; (xx) labor matters; (xxi) loans and advances; (xxii) the information contained in this Proxy Statement; (xxiii) brokers; (xxiv) Indiana takeover laws; and (xxv) certain tax matters.

Buyer represents and warrants as to the following matters, among others: (i) organization and corporate power; (ii) authority to enter into the Merger Agreement; (iii) necessary governmental approvals; (iv) no violation of certain instruments or of any law resulting from the execution and performance of the Merger Agreement; (v) financing; (vi) litigation; (vii) brokers; (viii) lack of prior activity by Buyer Sub; (ix) financial statements and reports filed with the Securities and Exchange Commission; and (x) the information contained in this Proxy Statement.

All of the representations and warranties set forth in the Merger Agreement will terminate at the Closing.

Conduct of the Business of the Company Prior to the Merger

The Company has agreed that, from the date of the Merger Agreement to the Closing date, it will, and will cause its subsidiaries to, conduct their respective operations according to their ordinary course of business consistent with past practice (including, among other things, underwriting, pricing, actuarial and investment policies generally, the preservation intact of their respective business organizations and the maintenance of existing relationships with agents and customers) and, except as contemplated by the Merger Agreement, will not take certain actions without the prior written consent of Buyer, which actions include, among others: (i) amendment of its articles of incorporation or bylaws; (ii) except for any employer contribution made pursuant to the American States Financial Corporation Employees' Savings and Profit-Sharing Plan, the issuance or sale of any shares of its capital stock;
(iii) stock splits, combinations or reclassifications, dividends (other than the Company's regular quarterly dividend) or stock redemptions or repurchases; (iv) incur any indebtedness for borrowed money (except for short-term indebtedness incurred in the ordinary course of business consistent with past practice pursuant to existing lines of credit or extensions or renewals thereof); (v) enter into, adopt, terminate or amend any bonus, compensation or other employee benefit plan or other arrangement for the benefit or welfare of any director, officer or employee of Company (except for changes in base compensation and bonuses, and changes in benefits in accordance with plans or arrangements in effect as of the date hereof, in the ordinary course of business consistent with past practice); (vi) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries, taken as a whole; (vii) change any of the accounting practices used by it, except as may be required as a result of a change in law or generally accepted accounting principles ("GAAP"); (viii) change the method of determining the GAAP reserves for any guaranty fund assessment, second injury fund assessment, special insurance assessment or similar assessment or tax; (ix) acquire any business organization or division thereof or authorize any new capital expenditures which, in the aggregate, are in excess of $5,000,000; (x) pay any material liabilities, other than in the ordinary course of business consistent with past practice or in accordance with their terms; (xi) terminate or materially amend certain agreements specified in the Merger Agreement; and (xii) enter into any facultative reinsurance contract, other than in the ordinary course of business consistent with past practice, or commute any facultative reinsurance contract.

Access to Information

The Company has agreed that, from the date of the Merger Agreement until the Closing date, it will give Buyer full access to the offices, properties, books and records of the Company and its subsidiaries, subject to applicable confidentiality agreements and other contractual restrictions and to applicable legal privileges.

No Solicitation

The Company has agreed to cease immediately any existing discussions or negotiations with any third parties conducted prior to the date of the Merger Agreement with respect to the sale of the Company and has agreed not to: (i) solicit, initiate or encourage any inquiries or proposals from third parties regarding the sale of the Company; (ii) subject to proper exercise of fiduciary duties, engage in negotiations or discussions regarding any such third-party proposal; or (iii) agree to or approve any such third-party proposal.

Other Company Covenants

In addition to the covenants summarized above, the Company has agreed to, among other things: (i) promptly notify Buyer of any non-claims litigation in which the actual damages alleged exceeds $1 million or any governmental proceeding seeking to prevent consummation of the Merger; (ii) take no action that will interfere with or frustrate the purpose of the Voting Agreement; (iii) take no action to terminate or amend any confidentiality agreement pursuant to which information was provided to any person other than Buyer; and (iv) cause a meeting of the shareholders to be duly called and held to consider and vote upon approval of the Merger and, subject to proper exercise of the Board's fiduciary duties, cause the Board to recommend, declare advisable and use all reasonable efforts to obtain such approval.

Buyer Covenants

Buyer has agreed to, among other things: (i) maintain as confidential all information provided by the Company prior to the Effective Time; (ii) continue to provide indemnification and insurance to the current or former officers and directors of the Company; (iii) prepay certain debt obligations of the Company (see "VOTING AGREEMENT--Prepayment of Debt" below); (iv) undertake certain obligations with respect to tax matters (see "VOTING AGREEMENT--Benefits and Tax Matters" below); and (v) maintain certain employee benefit plans or benefit levels for certain specified periods.

Mutual Covenants

In addition to the covenants summarized above, the Company and Buyer have agreed to, among other things: (i) subject to the terms and conditions of the Merger Agreement, take all actions reasonably necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by the Merger Agreement; (ii) cooperate to make certain filings and obtain certain consents necessary to consummate the Merger; (iii) consult with each other before issuing any press release; and (iv) except as otherwise agreed to by LNC, cause the Company, immediately following the Closing, to cease using any printed material bearing the trademarks, trade names or service marks of LNC.

Conditions to the Merger

The obligation of Buyer to consummate the Closing is subject to the following conditions, among others: (i) the Company must have GAAP equity immediately prior to the Effective Time equal to at least 90% of the Company's GAAP equity as of March 31, 1997, exclusive of adjustments to reflect the market value of the Company's bond portfolio (in accordance with Financial Accounting Standard
115); (ii) the truth, as of the Closing date, of the representations and warranties of the Company contained in the Merger Agreement (except where the failure of such representations and warranties to be true would not have a material adverse effect on the Company); (iii) the Company's performance in all material respects of its obligations under the Merger Agreement; and (iv) the absence of any governmental proceeding seeking to prevent consummation of the Merger. The obligation of the Company to consummate the Closing is subject to the following conditions, among others: (i) the truth, as of the Closing date, of the representations and warranties of Buyer contained in the Merger Agreement (except where the failure of such representations and warranties to be true would not adversely affect the consummation of the Merger); and (ii) Buyer's performance in all material respects of its obligations under the Merger Agreement. In addition, the obligations of Buyer and the Company to consummate the Closing are subject to the following conditions, among others: (i) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the transactions contemplated in the Merger Agreement shall have expired or been terminated (see "--Regulatory Approvals" below); (ii) all other regulatory consents, approvals or clearances necessary for the consummation of the Closing shall have been obtained (see "--Regulatory Approvals" below); (iii) all material consents, approvals or waivers of all non-governmental persons necessary for the consummation of the Closing shall have been obtained; and (iv) no temporary restraining order, preliminary injunction or permanent injunction or other order issued by any court of competent jurisdiction shall be in effect preventing the consummation of the transactions contemplated under the Merger Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing: (i) by mutual written agreement of the Company and Buyer; (ii) by either the Company or Buyer upon written notice to the other party if the Merger shall not have been consummated on or before December 31, 1997 (provided, that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or has resulted in the failure of the Merger to occur on or before such date); or (iii) if any court or other governmental body shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action shall have become final and nonappealable.

Amendments and Waivers

Any provision of the Merger Agreement may be amended or waived if, but only if, such amendment or waiver is explicit and in writing and is signed, in the case of an amendment, by each party to the Merger Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

Costs and Expenses

The fee for filing the application pursuant to the HSR Act shall be paid by Buyer. All other fees and expenses incurred in connection with the Merger Agreement, including all brokers', finders', investment advisory or similar fees, shall be paid by the party incurring or responsible for incurring such cost or expense. Expenses associated with this proxy solicitation will be borne by the Company.

Federal Income Tax Consequences

The receipt of cash by a shareholder of the Company in exchange for such shareholder's shares of Common Stock pursuant to the Merger will constitute a taxable transaction for federal income tax purposes and may also be a taxable transaction under state, local, foreign and other tax laws. The federal income tax consequences to holders of shares of Common Stock who are citizens or residents of the United States generally will be as follows:

      1. Each holder of shares of Common Stock will recognize a gain or loss equal to the difference, if any, between (i) the amount of cash received and (ii) the holder's cost or other adjusted tax basis in the shares exchanged therefor.

      2. Such gain or loss will be a capital gain or loss (assuming the shares of Common Stock are capital assets in the hands of the shareholder). Any such capital gain or loss will be long-term if the shareholder's holding period for such shares is more than one year as of the Effective Time; otherwise, such capital gain or loss will be short-term. The Code limits the deductibility of capital losses.

      3. Each shareholder of the Company will, in general, be required to provide to the Exchange Agent his or her Social Security number or other taxpayer identification number ("TIN"), or in some instances certain other information, in order to avoid "backup withholding" at a rate of 31% which might otherwise apply under the Code. A shareholder who does not furnish the correct TIN may be subject to a penalty imposed by the Internal Revenue Service.

The tax discussion set forth above is included herein for general information only and does not address the tax consequences to LNC. In view of the individual nature of tax consequences, each shareholder of the Company should consult a tax advisor as to the particular tax consequences of the Merger to the shareholder, including the effect and applicability of federal, state and other tax laws.

Regulatory Approvals

State insurance holding company laws and regulations applicable to the Company generally provide that no person may acquire control of the Company unless such person has provided certain required information to, and such acquisition has been approved (or not disapproved) by, the appropriate insurance regulatory authorities. In accordance with the insurance holding company laws of Indiana, Illinois and Texas, Buyer, on behalf of itself and certain of its subsidiaries, has filed an application on Form A for the approval of the Merger with the Indiana, Illinois and Texas insurance departments. As of the date of this Proxy Statement, the Merger has been approved by the Illinois insurance department, but the Indiana and Texas insurance departments have not completed their review of the application. A hearing before officials of the Indiana insurance department is scheduled for August 21, 1997.

The Merger is also subject to review under the HSR Act by the Federal Trade Commission and the Department of Justice. On July 15, 1997, the Company and Buyer were notified that early termination of the requisite waiting period under the HSR Act was granted as of such date.

Absence of Appraisal Rights

Under the IBCL, holders of Common Stock will not be entitled to appraisal rights as a result of the Merger. Under the IBCL, appraisal rights are unavailable in a merger for shares of any class of stock which on the applicable record date for the shareholder vote on such merger are listed on a national securities exchange. On the Record Date, shares of Common Stock were listed on the New York Stock Exchange. Accordingly, holders of Common Stock will not be entitled to appraisal rights as of result of the Merger.

                                VOTING AGREEMENT

The description of the Voting Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is attached as Annex B to this Proxy Statement and incorporated herein by reference.

Voting

Concurrently with the execution of the Merger Agreement, LNC and Buyer entered into, and the Company acknowledged and agreed to certain sections of, the Voting Agreement pursuant to which LNC has agreed, at any meeting of the holders of shares of Common Stock, to vote (or cause to be voted) the shares of Common Stock held by it in favor of the adoption of the Merger Agreement and against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement. On July 22, 1997, the parties agreed to amend the Voting Agreement to add two wholly owned subsidiaries of LNC as parties. See Amendment No. 1 to Voting Agreement in Annex B to this Proxy Statement.

The Voting Agreement provides for the appointment of Buyer as proxy for LNC and its subsidiaries to vote all shares of Common Stock held by LNC and its subsidiaries at any meeting of the shareholders of the Company. The voting provisions are subject in all respects to the receipt of any required state insurance department approvals.

Prepayment of Debt

The Voting Agreement also provides, as contemplated by the Merger Agreement, that Buyer will (i) pay $100 million plus an amount equal to the accrued but unpaid interest on the outstanding 7 1/8 % notes due July 15, 1999, originally issued to the public by LNC on July 15, 1992, to LNC in consideration of the termination of that certain Assumption Agreement dated May 16,

1996, between LNC and the Company, whereby the Company assumed such public debt, and (ii) pay the outstanding principal balance of, plus accrued but unpaid interest on, that certain $200 million Term Note due August 15, 1999, issued by the Company to LNC on May 16, 1996, to LNC in consideration of the surrender of such Term Note by LNC to the Company for cancellation.

Other Covenants, Representations and Warranties

LNC agrees, represents and warrants as to the following matters, among others:
(i) ownership of its shares of Common Stock; (ii) authority to enter into the Voting Agreement; (iii) necessary governmental approvals; (iv) no violation of certain instruments or of any law resulting from the execution and performance of the Voting Agreement; (v) no solicitation of proposals from third parties regarding the sale of the Company; (vi) no transfer of, or granting of proxies with respect to, its shares of Common Stock; (vii) Indiana takeover laws; (viii) reliance by Buyer; and (ix) eligibility to make a Section 338(h)(10) election.

Benefits and Tax Matters

The Voting Agreement provides that LNC shall indemnify and hold harmless Buyer, the Company and each subsidiary of the Company against any liability asserted against the Company or any of its subsidiaries in connection with any employee benefit plan or any other fringe benefit program or arrangement maintained by LNC for its employees or former employees.

The Voting Agreement provides that LNC and Buyer will jointly make timely and irrevocable elections under Section 338(h)(10) of the Code and any similar provisions of state law and LNC, Buyer and the Company agree to execute any and all forms necessary to effectuate the elections at the Closing. LNC and Buyer have agreed to use their best efforts to enter into an agreement as soon as practicable after the Closing date to address the computation of the Modified Aggregate Deemed Sale Price of the assets of each of the Company and its subsidiaries for which a Section 338(h)(10) election is made.

The Voting Agreement also provides for (i) liability for taxes and related matters; (ii) filing of tax returns; (iii) termination of tax allocation or sharing agreements or arrangements; and (iv) allocation of payment of 1997 taxes. LNC and Buyer also agree to: (i) assist in all reasonable respects the other party in preparing any tax returns or reports; (ii) cooperate in all reasonable respects in preparing for any audits or disputes; (iii) make available any requested information, records or documents relating to taxes of the Company and each subsidiary of the Company; (iv) provide timely notice to the other in writing of any pending or threatened tax audit or assessments; and
(v) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request.

                         HIGH AND LOW PRICES OF STOCK

On June 6, 1997, the business day prior to announcement of the Merger Agreement with Buyer, the high and low prices quoted for shares of Common Stock on the New York Stock Exchange were $38-5/8 and $38, respectively.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

Except as described below, no director or executive officer of the Company or associate of any such director or executive officer has any substantial interest in the Merger, other than any interest arising from the ownership of securities of the Company (in which case each such owner receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class of securities). For a description of the holdings of the Company's securities by officers and directors of the Company, see "SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS" below.

In connection with the exploration of strategic options, the Board adopted change of control, retention incentive and severance arrangements to provide added incentives for certain employees (the "Key Executives") to continue to work to enhance shareholder value through and after any change of control and to fairly compensate them for the personal risk of any change of control. The arrangements were embodied in individual letter agreements between the Company and the Key Executives, including Messrs. Anker, Gallogly, Lawson, Stephenson and Young (the "Participating Named Executives"). The arrangements varied for individual employees in accordance with several factors, including whether they had prior employment contracts and their differing levels of contribution.

The letter agreements provide change of control and retention incentive benefits. Under such agreements, upon a change of control, generally Key Executives become immediately vested in any unvested LNC options, LNC restricted stock, LNC dividend equivalent rights or restricted stock or dividend equivalent rights of the Company. Messrs. Anker and Lawson would become vested in LNC restricted phantom stock units and restricted stock and dividend equivalent rights of the Company; they would be treated as retirees for LNC options. Under such agreements, a change of control is defined as the acquisition by one individual or entity of 50% or more of the Common Stock.

The retention incentive benefits would be two-fold to replace unvested options for Common Stock granted in 1996 and options that would otherwise have been granted in 1997. First, upon the earlier of six months after a change of control, or termination of employment, either involuntarily (other than for cause) or by the executive for good reason, each Key Executive would be paid the difference between $23.00 and the per share price of Common Stock to be paid by the purchaser in the change of control for each unvested option held at the time of the change of control. Mr. Anker, who has no unvested options for Common Stock, would not receive this benefit. Second, upon the earlier of 12 months after a change of control or termination of employment, either involuntarily (other than for cause) or by the executive for good reason, each Key Executive would receive a cash payment equal to (a) if in Tier 1, 50% of base annual salary plus an additional 25% of base annual salary for each $1.00 by which the price per share to be paid by the purchaser in the change of control exceeds $34.00 (with linear interpolation for amounts between each whole dollar), or (b) if in Tier 2, 25% of base annual salary plus an additional 12.5% of base annual salary for each $1.00 by which the price per share to be paid by the purchaser in the change of control exceeds $34.00 (with linear interpolation for amounts between each whole dollar). The above retention incentive benefits expire if no change of control occurs before March 31, 1998. Each Participating Named Executive is in Tier 1.

The letter agreements provide the following additional benefits payable upon termination of a Key Executive's employment within 18 months after a change of control, either involuntarily (other than for cause) or for good reason: (1) outplacement expenses to a maximum of the greater of $25,000 or 20% of base annual salary, (2) continued coverage under specified welfare benefit plans of the Company, including split dollar coverage, if any, for up to one year after termination of employment, (3) vesting of any benefits under excess benefit plans, and (4) payments under incentive compensation plans, prorated to the end of the most recently completed quarter. Following termination of employment, any Key Executive who meets certain age and service requirements as of the date of change of control would also be eligible for retiree health benefits commencing at age 55, covering themselves, their spouses and eligible dependents. Finally, the following severance benefits will be payable under the letter agreements unless benefits payable under the Company's regular severance pay plan are greater: (a) for Tier 1, 100% of base annual salary, and (b) for Tier 2, 50% of base annual salary. Messrs. Lawson, Gallogly, Stephenson and Young are entitled to severance equal to the greatest of the amount determined under their individual employment contracts, the Tier 1 amount or the amount payable under the Company's regular plan. Mr. Anker's letter agreement does not entitle him to any of the benefits described in this paragraph.

Under the letter agreements, the Company also committed to pay an amount necessary to gross up the amounts paid and benefits provided to each Key Executive to compensate him or her for any liability for federal excise taxes, if any such taxes are applicable. In exchange for the benefits provided under a letter agreement, each Key Executive must sign a general release of the Company and LNC.

                       SECURITY OWNERSHIP BY DIRECTORS
                            AND EXECUTIVE OFFICERS

The following chart sets forth certain information regarding the ownership by the directors, named executive officers and all directors and executive officers (as a group) of the Company of equity securities of the Company and its parent, LNC as of June 6, 1997:


=======================================================================================
                             Company Common                 LNC Common Stock
                                  Stock          Total                          Total
                             ---------------    Company    -----------------     LNC
Name of Beneficial           Shares    Units    Shares     Shares   Units (4)   Shares
Owner of Securities          (2) (3)    (4)    and Units   (2) (5)             and Units
=======================================================================================
R. A. Anker                   1,075        2      1,077    157,028    49,171    206,199
---------------------------------------------------------------------------------------
J. T. Gallogly               10,572       87     10,659     40,551     1,189     41,740
---------------------------------------------------------------------------------------
E. J. Goss (1)                5,000        0      5,000     40,271         0     40,271
---------------------------------------------------------------------------------------
W. J. Lawson                 26,767       63     26,830     26,578         0     26,578
---------------------------------------------------------------------------------------
F. C. McCurley               20,560       62     20,622     79,483     1,132     80,615
---------------------------------------------------------------------------------------
S. J. Paris                   1,000    1,012      2,012          0         0          0
---------------------------------------------------------------------------------------
P. M. Parker-Sawyers            200        0        200          0         0          0
---------------------------------------------------------------------------------------
W. E. Pike                    3,000        0      3,000          0         0          0
---------------------------------------------------------------------------------------
T. R. Stephenson             17,243      945     18,188      9,842       395     10,237
---------------------------------------------------------------------------------------
M. O. Thompson (1)            1,500        0      1,500          0         0          0
---------------------------------------------------------------------------------------
R. C. Vaughan                     0        0          0     50,860    13,299     64,159
---------------------------------------------------------------------------------------
R. K. Young                  12,606    1,199     13,805      9,652         4      9,656
=======================================================================================
Directors and Executive     150,502    3,408    153,910    475,670    67,396    543,066
Officers as a Group - 20
People
=======================================================================================

(1) No annual meeting of the Company's shareholders has yet been held in 1997 as a result of the pending Merger. See "ANNUAL MEETING AND PROPOSALS OF SHAREHOLDERS" below. Therefore, Messrs. Goss and Thompson, whose terms otherwise would have expired at such annual meeting, continue to serve.

(2) The amounts shown in these columns represent shares beneficially owned, but exclude the individuals' interest in "phantom shares" pursuant to various deferred compensation plans maintained by the Company and LNC. All of those interests are accounted for in participation units and are reported in the appropriate columns.

(3) These amounts represent less than 1% of the shares of Common Stock outstanding. Except as disclosed in the following chart, each of the individuals listed above has sole investment and voting power with respect to the shares beneficially owned:


-------------------------------------------------------------------------------------------
                                                       P. M.
                    J. T.     W. J.   F. C.     S. J.  Parker-  T. R.       M. O.     R. K.
                    Gallogly  Lawson  McCurley  Paris  Sawyers  Stephenson  Thompson  Young
-------------------------------------------------------------------------------------------
Shared voting and
investment power        300   12,000    2,000   1,000    200      4,000      1,500   2,500
-------------------------------------------------------------------------------------------
Sole voting and
no investment         6,522    8,695   10,520     -0-    -0-      5,109       -0-    4,867
power
-------------------------------------------------------------------------------------------

(4) The amounts shown in these columns represent interests in "phantom shares" pursuant to various deferred compensation plans maintained by the Company and LNC. All of those interests are accounted for in participation units and are reported in the appropriate columns.

(5) These amounts represent less than 1% of LNC's common stock outstanding. Except as disclosed in the following chart, each of the individuals listed above has sole investment and voting power with respect to the shares beneficially owned:


-------------------------------------------------------------------------------------------
                    R. A.  J. T.      E. J.   W. J.   F. C.     T. R.       R. C.    R. K.
                    Anker  Gallogly   Goss    Lawson  McCurley  Stephenson  Vaughan  Young
-------------------------------------------------------------------------------------------
Shared voting and
investment power    9,864   4,120     21,211   7,889    9,584     1,218      2,851    623
-------------------------------------------------------------------------------------------
Sole voting and
no investment         -0-   5,685        -0-     -0-    7,232       -0-      8,943    -0-
power
-------------------------------------------------------------------------------------------

In addition, LNC has an issue of Preferred Stock outstanding, none of which is owned by any director or executive officer of the Company.

               SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

The following chart sets forth certain information regarding each person known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities as of August 14, 1997:


-------------------------------------------------------------------------------------------
TITLE OF CLASS       NAME AND ADDRESS OF              AMOUNT AND              PERCENT
                      BENEFICIAL OWNER                 NATURE OF              OF CLASS
                                                      BENEFICIAL
                                                      OWNERSHIP
-------------------------------------------------------------------------------------------
 Common Stock     Lincoln National Corporation    50,000,000 shares (1) (2)     83.3%
                  200 East Berry Street
                  Fort Wayne, Indiana 46802
-------------------------------------------------------------------------------------------
 Common Stock     The Lincoln National Life       25,000,000 shares             41.6%
                    Insurance Company
                  200 East Berry Street
                  Fort Wayne, Indiana 46802
-------------------------------------------------------------------------------------------
 Common Stock     Lincoln Funds Corporation        7,500,000 shares             12.5%
                  200 East Berry Street
                  Fort Wayne, Indiana 46802
-------------------------------------------------------------------------------------------

(1) LNC directly owns 17,500,000 shares; the remaining shares are held by two of its wholly owned subsidiaries, The Lincoln National Life Insurance Company and Lincoln Funds Corporation.

(2) Pursuant to the Voting Agreement, Buyer may be deemed to exercise the power to direct voting and disposition, only as to certain matters relating to the Merger, of the 50,000,000 shares of Common Stock beneficially owned by LNC; however, Buyer does not have any power to direct the voting or disposition of LNC's shares of Common Stock other than the power provided pursuant to the Voting Agreement. Accordingly, LNC does not believe that the Voting Agreement transfers beneficial ownership of LNC's shares of Common Stock.

                             PRINCIPAL ACCOUNTANTS

The Company's principal accountants, Ernst & Young, will not be represented at the Special Meeting.


                 ANNUAL MEETING AND PROPOSALS OF SHAREHOLDERS

If the Merger is not consummated, the annual meeting of shareholders for the election of directors and such other business as may be specified in the notice of such meeting will be held on the earliest practicable date. If an annual meeting is held, any proposals to be presented by a shareholder at such annual meeting must be received by the Company on or prior to October 6, 1997.

                                 OTHER MATTERS

Only business within the purposes described in the Notice of Special Meeting of Shareholders accompanying this Proxy Statement may be conducted at the Special Meeting.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission are incorporated into this Proxy Statement by reference:

      1. The Company's Annual Report on Form 10-K and Forms 10-K/A for the year ended December 31, 1996;

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

      3. The Company's Current Reports on Form 8-K filed with the Commission on March 28, 1997 and June 17, 1997.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, by the Company after the date hereof but prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part of this Proxy Statement from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

      As used herein, the terms "Proxy Statement" and "herein" mean this Proxy Statement, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. The Company will provide without charge to any person to whom this Proxy Statement is delivered, on the written or oral request of such person, a copy of any or all of its documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to:
Investor Relations, American States Financial Corporation, 500 North Meridian Street, Indianapolis, Indiana 46204. Telephone requests may be directed to Investor Relations at (317) 262-6930.

                                                                         ANNEX A

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                           Dated as of June 6, 1997

                                 by and among

                    AMERICAN STATES FINANCIAL CORPORATION,

                              SAFECO CORPORATION

                                      and

                             ASFC ACQUISITION CO.

================================================================================

                                   ARTICLE 1

                                  DEFINITIONS

      1.1   Definitions.......................................................

                                  ARTICLE 2

                                  THE MERGER

      2.1   The Merger........................................................
      2.2   Effective Time of the Merger......................................
      2.3   Terms of the Merger...............................................
      2.4   Effect of the Merger..............................................
      2.5   Conversion or Cancellation of Shares in the Merger................
      2.6   Payment for Shares in the Merger..................................
      2.7   Status of Options.................................................
      2.8   Closing of ASFC's Transfer Books..................................
      2.9   No Further Ownership Rights in ASFC Common Stock..................
      2.10  No Liability......................................................
      2.11  Investment of Exchange Fund.......................................

                                  ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF ASFC

      3.1   Corporate Existence and Power.....................................
      3.2   Corporate Authorization...........................................
      3.3   Governmental Authorization........................................
      3.4   Non-Contravention.................................................
      3.5   Capitalization....................................................
      3.6   All Assets Necessary..............................................
      3.7   Subsidiaries......................................................
      3.8   Financial Statements; SEC Reports.................................
      3.9   Absence of Certain Changes........................................
      3.10  Material Liabilities; Investments.................................
      3.11  Material Contracts................................................
      3.12  Non-Claims Litigation.............................................
      3.13  Compliance with Laws..............................................
      3.14  Properties........................................................
      3.15  Licenses and Permits; Policies; Regulatory Matters................
      3.16  ERISA Representations.............................................
      3.17  Environmental Matters.............................................
      3.18  Intercompany Accounts.............................................


                                   - A-i -

      3.19  No Representation with Respect to Reserves........................
      3.20  Intellectual Property; Software...................................
      3.21  Labor Matters.....................................................
      3.22  Loans and Advances................................................
      3.23  Proxy Statement...................................................
      3.24  No Other Broker...................................................
      3.25  Indiana Takeover Laws.............................................

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER

      4.1   Corporate Existence and Power.....................................
      4.2   Corporate Authorization...........................................
      4.3   Governmental Authorization........................................
      4.4   Non-Contravention.................................................
      4.5   Financing.........................................................
      4.6   No Actions; Suits or Proceedings..................................
      4.7   No Other Broker...................................................
      4.8   Merger Subsidiary.................................................
      4.9   Reports and Financial Statements..................................
      4.10  Proxy Statement...................................................

                                   ARTICLE 5

                               COVENANTS OF ASFC

      5.1   Conduct...........................................................
      5.2   Access to Information.............................................
      5.3   Notices of Certain Events.........................................
      5.4   No Solicitation...................................................
      5.5   Voting Agreement..................................................
      5.6   Confidentiality Agreements........................................
      5.7   Meeting of ASFC Shareholders......................................
      5.8   Supplements or Amendments.........................................

                                   ARTICLE 6

                              COVENANTS OF BUYER

      6.1   Confidentiality...................................................
      6.2   Indemnification and Insurance.....................................
      6.3   Supplements or Amendments.........................................
      6.4   Prepayment of Debt................................................


                                   - A-ii -

                                   ARTICLE 7

                          COVENANTS OF BUYER AND ASFC

      7.1   Reasonable Efforts................................................
      7.2   Public Announcements..............................................
      7.3   Trademarks; Trade Names...........................................
      7.4   Consents..........................................................
      7.5   Proxy Statement...................................................
      7.6   Updating Schedules................................................

                                   ARTICLE 8

                                  TAX MATTERS

      8.1   Tax Representations...............................................
      8.2   Tax Covenants.....................................................
      8.3   Termination of Existing Tax Sharing Agreements....................
      8.4   Survival..........................................................

                                   ARTICLE 9

                        EMPLOYEES AND EMPLOYEE BENEFITS

      9.1   Employees.........................................................
      9.2   Retirement Plans..................................................
      9.3   Group Health Plans................................................
      9.4   Severance Arrangements............................................
      9.5   Nonqualified Plans................................................
      9.6   Other Benefit Plans...............................................
      9.7   Other Liabilities.................................................

                                  ARTICLE 10

                             CONDITIONS TO CLOSING

      10.1  Conditions to Obligations of Buyer and ASFC.......................
      10.2  Conditions to Obligation of Buyer.................................
      10.3  Conditions to Obligation of ASFC..................................

                                  ARTICLE 11

                                   SURVIVAL

      11.1  Survival..........................................................


                                  - A-iii -

                                  ARTICLE 12

                                  TERMINATION

      12.1  Grounds for Termination...........................................
      12.2  Effect of Termination.............................................

                                  ARTICLE 13

                                 MISCELLANEOUS

      13.1  Notices...........................................................
      13.2  Amendments and Waivers............................................
      13.3  Expenses..........................................................
      13.4  Successors and Assigns............................................
      13.5  Governing Law.....................................................
      13.6  Jurisdiction......................................................
      13.7  Counterparts......................................................
      13.8  No Third Party Beneficiaries......................................
      13.9  Entire Agreement..................................................
      13.10 Construction......................................................
      13.11 Specific Performance..............................................


                                   - A-iv -

                                    EXHIBIT

Exhibit A         Voting, Support and Indemnification Agreement

                                   SCHEDULES

Schedule 1.1(a)   ASFC Options
Schedule 1.1(b)   Incentive Letter Agreements
Schedule 1.1(c)   Knowledge of ASFC
Schedule 1.1(d)   Knowledge of Buyer
Schedule 3.3      Governmental Authorization
Schedule 3.4      Non-Contravention
Schedule 3.6      All Assets Necessary
Schedule 3.7      Subsidiaries
Schedule 3.9      Absence of Certain Changes
Schedule 3.9(x)   Investment Policies
Schedule 3.10(a)  Material Liabilities
Schedule 3.10(b)  ASFC Investment Assets
Schedule 3.11     Material Contracts
Schedule 3.12     Non-Claims Litigation, Investigations and Proceedings
Schedule 3.13     Compliance with Laws
Schedule 3.15     License and Permits; Policies; Regulatory Matters
Schedule 3.16(a)  Employee Plans
Schedule 3.16(c)  Benefit Plan Compliance with Laws
Schedule 3.16(d)  Benefit Arrangements
Schedule 3.16(g)  Benefit Plan Funding; Penalties
Schedule 3.16(i)  Accelerated Vesting; Prohibited Transactions; "Deemed
                  Severance"
Schedule 3.18     Intercompany Accounts
Schedule 3.20     Software Licenses
Schedule 3.22     Loans and Advances
Schedule 4.3      Governmental Authorization
Schedule 4.4      Non-Contravention
Schedule 5.1      Conduct of ASFC
Schedule 8.1      Tax Representations


                                   - A-v -

                         AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of June 6, 1997, by and among American States Financial Corporation, an Indiana corporation ("ASFC"), SAFECO Corporation, a Washington corporation ("Buyer"), and ASFC Acquisition Co., an Indiana corporation ("Buyer Sub").

                                   RECITALS

      WHEREAS, the respective boards of directors of ASFC, Buyer and Buyer Sub have approved the taxable cash merger of Buyer Sub with and into ASFC (the "Merger") upon the terms and subject to the conditions set forth herein;

      WHEREAS, ASFC, Buyer and Buyer Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

      WHEREAS, simultaneously with the execution of this Agreement, Lincoln National Corporation, an Indiana corporation ("LNC"), and Buyer have entered into a Voting, Support and Indemnification Agreement in the form attached hereto as Exhibit A (the "Voting Agreement");

      NOW, THEREFORE, the parties hereto do hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

      1.1 Definitions. The following terms, as used herein, have the following meanings:

      "Acquisition Proposal" shall have the meaning specified in Section 5.4.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that none of the Subsidiaries of ASFC shall be considered an Affiliate of ASFC.

      "Agreement" means this Agreement and Plan of Merger, including the schedules and exhibit hereto.

      "Annual Statements" shall have the meaning specified in Section 3.8.

      "Articles of Incorporation" means the Restated Articles of Incorporation of ASFC as filed with the Secretary of State of the State of Indiana on March 14, 1996.

      "Articles of Merger" shall have the meaning specified in Section 2.2.


                                   - A-1 -

      "ASFC Common Stock" means the Common Stock, no par value, of ASFC.

      "ASFC Investment Assets" means any investment assets (whether or not required by GAAP or SAP to be reflected on a balance sheet) beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by ASFC or any Subsidiary of ASFC, including but not limited to bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives and all other assets acquired for investment purposes.

      "ASFC Options" means the options identified on Schedule 1.1(a).

      "ASFC Preferred Stock" means the preferred stock, no par value, of ASFC.

      "ASFC Shareholders' Approval" shall have the meaning specified in Section 5.7.

      "ASFC Shareholders' Meeting" shall have the meaning specified in Section 5.7.

      "ASFC Securities" shall have the meaning specified in Section 3.5.

      "Assumed Debt Prepayment" shall have the meaning specified in Section 6.4.

      "Balance Sheet Date" means March 31, 1997.

      "Benefit Arrangement" means any employment, severance or similar contract, arrangement or policy, or any plan or arrangement (whether or not written) to provide benefits as compensation for services rendered, including but not limited to severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, executive compensation arrangements (including but not limited to stock options, stock appreciation rights, restricted stock rights and performance unit awards and other forms of incentive compensation) or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan, (ii) is entered into or maintained, as the case may be, by ASFC or any of its ERISA Affiliates and (iii) covers any present or former employee, director, agent or independent contractor of ASFC or any of its Subsidiaries.

      "Benefit Plan" means any Employee Plan or Benefit Arrangement.

      "Benefits Continuation Date" shall have the meaning specified in Section 9.5.

      "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in Indianapolis, Indiana or New York, New York are required or permitted to be closed.

      "Buyer Financial Statements" shall have the meaning specified in Section 4.9.


                                   - A-2 -

      "Buyer SEC Reports" means all reports (including but not limited to definitive proxy statements), forms, schedules, registration statements and other documents together with all amendments and supplements thereto which Buyer has been required to file with the SEC since January 1, 1996.

      "Catastrophe" means any event that is designated to be a "catastrophe" by the Property Claims Service Division of the American Insurance Services Group, Inc.

      "Certificates" means one or more certificates that immediately prior to the Effective Time represented outstanding Shares.

      "Claims Provision" shall have the meaning specified in Section 3.19.

      "Closing" shall have the meaning specified in Section 2.2.

      "Closing Date" shall have the meaning specified in Section 2.2.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidentiality Agreement" means that certain Confidentiality Agreement dated March 13, 1997, between ASFC and Buyer.

      "Consolidated Group" means (i), with respect to Federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code with due regard to Section 1504(c) of the Code) of which LNC (or any successor or predecessor of LNC or any such successor or predecessor) and ASFC and its Subsidiaries are members and (ii), with respect to state or local income or franchise Taxes, any consolidated, combined, unitary or similar group of which LNC (or any successor or predecessor of LNC or any such successor or predecessor) and ASFC and its Subsidiaries are members.

      "Consolidated Taxes" means federal, state, local or foreign income or franchise Taxes for which the Consolidated Group is liable for any Pre-Closing Period (but in no event including any Taxes for which ASFC of any of ASFC's Subsidiaries may be liable as "new T" (within the meaning of Treasury Regulation
Section 1.338(h)(10) or any successor provision or any corresponding provision of state or local law) as a consequence of any timely and irrevocable elections jointly made by LNC and Buyer under Section 338(h)(10) of the Code and any similar elections under any applicable state, local or foreign income tax laws for ASFC and any domestic subsidiary of ASFC).

      "Constituent Corporations" means each of ASFC and Buyer Sub.

      "D&O Insurance" shall have the meaning specified in Section 6.2.

      "Effective Time" shall have the meaning specified in Section 2.2.


                                   - A-3 -

      "Employee Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by ASFC or any of its ERISA Affiliates and (iii) covers any employee or former employee of ASFC or any of its Subsidiaries.

      "Environmental Laws" means any and all foreign, federal, state or local statutes, laws, regulations, ordinances, rules or codes now in effect relating to the environment, to the effect of the environment on human health or safety or to the use, generation, manufacturing, treatment, disposal, storage, discharge or release of any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum and its derivatives and by-products, or any substance having any constituent elements displaying any of the foregoing characteristics, into the environment, including but not limited to ambient air, surface water, groundwater or land, or the remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation or rule issued thereunder.

      "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any partnership of which ASFC or any of its Subsidiaries is or has been a general partner.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Exchange Agent" means a bank or trust company selected by Buyer, and reasonably satisfactory to ASFC, to effectuate the payment for Shares in the Merger.

      "Exchange Fund" shall have the meaning specified in Section 2.6.

      "Federal Tax" means any Tax imposed under the Code.

      "GAAP" means U.S. generally accepted accounting principles.

      "Governmental Body" means any federal, state, municipal, political subdivision or other governmental legislature, court, tribunal, arbitrator, authority, official, department, commission, board, bureau, agency or instrumentality, whether domestic or foreign.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "IBCL" means the Indiana Business Corporation Law, as amended.

      "Incentive Letter Agreements" means the separate letter agreements dated April 1, 1997, between ASFC and each of the ASFC employees identified on
Schedule 1.1(b).


                                   - A-4 -

      "Intellectual Property" shall mean: trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including but not limited to divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights; provided, that "Intellectual Property" shall not include Software.

      "Knowledge of ASFC" means the actual knowledge of the individuals named on
Schedule 1.1(c).

      "Knowledge of Buyer" means the actual knowledge of the individuals named on Schedule 1.1(d).

      "Law" means any statute, law, rule, regulation or ordinance of any Governmental Body.

      "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

      "LNC" shall have the meaning specified in the Recitals.

      "Material Adverse Effect" means, with respect to any Person or Persons, a material adverse effect on the financial condition, results of operations, business, assets or liabilities of such Person or Persons and its or their Subsidiaries, taken as whole.

      "Merger" shall have the meaning specified in the Recitals.

      "Merger Consideration" shall have the meaning specified in Section 2.5.

      "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

      "Option" means any subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements,


                                   - A-5 -
including any right of conversion or exchange under any outstanding security, instrument or agreement to issue or sell any shares of capital stock of a corporation, or any securities exchangeable for or exercisable into any such shares.

      "Order" means any judgment, decree, order, writ, permit or license of any Governmental Body.

      "Permits" shall have the meaning specified in Section 3.15.

      "Permitted Investments" means short-term U.S. government obligations or interest-bearing money market accounts that invest solely in such obligations.

      "Person" means an individual, corporation, partnership, association, trust, limited liability company or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Pre-Closing Period" means any Tax period or portion thereof ending on or before the Closing Date with respect to Consolidated Taxes.

      "Pre-March 31 Tax Period" means any Tax period ending on or before March 31, 1997 and the portion of calendar year 1997 ending on and including March 31, 1997.

      "Proxy Statement" shall have the meaning specified in Section 7.5.

      "Regulators" shall have the meaning specified in Section 3.8.

      "Returns" means all Tax returns, statements, reports, forms or other documentation required to be filed with any Taxing Authority.

      "SAP" means the accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and adopted, permitted or promulgated by the respective states of incorporation of ASFC and its Subsidiaries and employed in a consistent manner throughout the periods involved.

      "SEC" means the United States Securities and Exchange Commission.

      "SEC Reports" means all forms, reports and documents filed by ASFC with the SEC since January 1, 1996 and prior to the date hereof.

      "Services Agreement" means that certain Services Agreement effective as of May 22, 1996, between LNC and ASFC.


                                   - A-6 -

      "Shares" means shares of ASFC Common Stock issued and outstanding immediately prior to the Effective Time, after giving effect to the exercise or cancellation of each ASFC Option pursuant to Section 2.7.

      "Significant Agreements" shall have the meaning specified in Section 3.11.

      "Significant Subsidiary" has the meaning given to such term in Rule 1-02(w) of Regulation S-X promulgated by the SEC.

      "Software" shall mean all computer and telecommunication software including source and object code and documentation and any other media (including but not limited to manuals, journals and reference books).

      "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect 50% or more of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

      "Subsidiary Securities" shall have the meaning specified in Section 3.7.

      "Surviving Corporation Common Stock" shall have the meaning specified in
Section 2.5.

      "Tax" means all taxes, charges, fees, levies or other assessments, including but not limited to any net income tax or franchise tax based on net income, any alternative or add-on minimum taxes, any gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, profits, license, social security, Medicare, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority.

      "Tax Benefit" means any item of deduction, credit, amortization, exclusion from income, loss or other tax attribute.

      "Tax Sharing Agreements" means the separate Tax Sharing Agreements between or among LNC and each of (i) ASFC, dated August 22, 1996, (ii) American States Insurance Company and American States Lloyds Insurance Company, dated November 22, 1996, (iii) American States Insurance Company and Insurance Company of Illinois, dated October 9, 1996, (iv) American States Insurance Company and American States Life Insurance Company, dated August 22, 1996, (v) American Economy Insurance Company and American States Insurance Company of Texas, dated November 22, 1996, (vi) American States Insurance Company and American States Preferred Insurance Company, dated August 22, 1996, (vii) American States Insurance Company and American Economy Insurance Company, dated August 22, 1996,
(viii) ASFC and American States Insurance Company, dated August 22, 1996,


                                   - A-7 -
and (ix) American States Insurance Company and City Insurance Agency, Inc., dated August 22, 1996, in each case applicable to the taxable year ending December 31, 1997 and all other periods specified therein (and applicable to any prior taxable period or periods, to the extent still in effect), and the procedures and practices employed pursuant thereto or reflected therein, including but not limited to all procedures and practices with respect to alternative minimum taxes.

      "Taxing Authority" means any governmental authority (domestic or foreign) responsible for the imposition of any Tax.

      "Term Note Prepayment" shall have the meaning specified in Section 6.4.

      "Transferred Employees" shall have the meaning specified in Section 9.1.

      "Unaudited March Balance Sheet" shall have the meaning specified in
Section 3.8.

      "Voting Agreement" shall have the meaning specified in the Recitals.

                                   ARTICLE 2
                                  THE MERGER

      2.1 The Merger. Subject to the terms and conditions hereof, at the Effective Time and in accordance with the provisions of this Agreement and the applicable provisions of the IBCL, Buyer Sub shall be merged with and into ASFC, and ASFC shall continue as the surviving corporation (the "Surviving Corporation"). Thereupon the separate corporate existence of Buyer Sub shall cease, and the Surviving Corporation shall continue in existence under the laws of the State of Indiana.

      2.2 Effective Time of the Merger. On or prior to the Closing Date, the Merger shall be consummated by filing with the Secretary of State of the State of Indiana, as provided in Section 23-1-40-5 of the IBCL, the articles of merger, in such form as is required by and executed in accordance with Section 23-1-18-1 of the IBCL and satisfactory to the parties hereto (the "Articles of Merger"), on behalf of the Constituent Corporations. The Merger shall become effective at the time of filing or at such later time as shall be specified in the Articles of Merger (the "Effective Time"). Prior to such filing, a closing (the "Closing") shall be held at the offices of Sutherland, Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or such other place as the parties may agree, on a date set by Buyer (the "Closing Date"), which date shall be within ten Business Days following the later of (i) the date of the ASFC Shareholders' Approval and (ii) the date upon which all conditions set forth in Article 10 hereof have been satisfied or waived.


                                   - A-8 -

      2.3 Terms of the Merger. (a) The Articles of Merger shall provide that, upon the filing thereof, the Articles of Incorporation of ASFC shall be the articles of incorporation of the Surviving Corporation.

            (b) The bylaws of Buyer Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the articles of incorporation of the Surviving Corporation and of the IBCL.

            (c) The directors of Buyer Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

            (d) The officers of ASFC at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

      2.4 Effect of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the IBCL.

      2.5 Conversion or Cancellation of Shares in the Merger. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the Constituent Corporations shall be converted or canceled, as the case may be, in the following manner:

      (a) Each Share shall be converted into the right to receive, without interest thereon, from Buyer forty-seven dollars and no cents ($47.00) in cash (the "Merger Consideration").

      (b) Each share of common stock, no par value, of Buyer Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and be converted into one share of common stock, no par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

      2.6 Payment for Shares in the Merger. The manner of making payment for and conversion of Shares in the Merger shall be as follows:

      (a) At the Effective Time, Buyer shall deposit, or shall cause to be deposited (the "Exchange Fund"), with or for the account of the Exchange Agent, for the benefit of those Persons who immediately prior to the Effective Time were the holders of Shares, cash in immediately available same-day funds payable as Merger Consideration. The Exchange Agent shall, pursuant to irrevocable instructions, effect the payments of cash provided for in Section 2.5 out of the Exchange Fund.


                                   - A-9 -

      (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent) and (ii) instructions for use in surrendering the Certificate for payment therefor. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive for each of the Shares represented by such Certificate the Merger Consideration pursuant to this Article 2, and the Certificate so surrendered shall forthwith be canceled. The payment of the Merger Consideration shall be made by corporate check mailed within three Business Days after the surrender of such Certificate and the submission of such letter of transmittal; provided, that any shareholder holding in excess of 20% of the Shares shall be entitled to receive such payment by wire transfer of immediately available funds not later than one Business Day after such surrender and submission. Until so surrendered, the Certificate shall represent solely the right to receive the cash with respect to each of the Shares represented thereby. If any cash is to be paid to any Person other than the Person to which the Certificate surrendered is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

      (c) Any portion of the Exchange Fund which remains undistributed to former shareholders of ASFC for 360 days after the Effective Time shall be delivered to Buyer, upon demand of Buyer, and any former shareholders of ASFC shall thereafter look only to Buyer for payment of their claim for the Merger Consideration.

      2.7 Status of Options. Prior to the Closing Date, ASFC shall cause the ASFC Options to be amended in the following respects: (i) each ASFC Option, whether or not such ASFC Option is then exercisable, shall become fully vested and exercisable as of the close of business on the Business Day immediately preceding the Closing Date, (ii) each ASFC Option shall terminate as of the Effective Time unless exercised prior to the Effective Time, and (iii) each holder of an ASFC Option shall be deemed as of the Business Day immediately prior to the Closing Date to have irrevocably exercised in full such ASFC Option as of such Business Day by means of a "cashless" exercise pursuant to which ASFC, when issuing shares of ASFC Common Stock on exercise, will withhold from such issuance shares with an aggregate value (when valued at $47.00 per share) equal to the sum of (i) the aggregate exercise price payable upon such exercise, in lieu of the payment by the holder of such exercise price in cash, and (ii) any applicable tax withholding. The amendment of ASFC Options provided for in this Section 2.7 shall be conditional upon the consummation of the Merger such that, in the event the Merger is not consummated and this Agreement is terminated, the ASFC Options shall in all respects revert to the terms in effect prior to the Business Day immediately prior to the Closing Date and all notices of exercise deemed given pursuant to this Section 2.7 shall be null and void. Other than payment of the Merger Consideration with respect to Shares received upon the deemed exercise


                                   - A-10 -
of ASFC Options, no payment, assumption or conversion shall occur in the Merger with respect to the ASFC Options. All Shares issued upon exercise of ASFC Options pursuant to this Section 2.7 shall be deemed issued and outstanding at the Effective Time for purposes of the Merger.

      2.8 Closing of ASFC's Transfer Books. The stock transfer books of ASFC shall be closed at the close of business on the Business Day immediately preceding the date of the Effective Time. In the event of a transfer of ownership of ASFC Common Stock which is not registered in the transfer records of ASFC, the Merger Consideration to be distributed pursuant to this Agreement may be delivered to a transferee, if a Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of ASFC to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement for their shares of ASFC Common Stock, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, the Surviving Corporation and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such Merger Consideration.

      2.9 No Further Ownership Rights in ASFC Common Stock. All Merger Consideration issued upon surrender of a Certificate in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of ASFC Common Stock represented thereby, and there shall be no further registration of transfers on the stock transfer books of ASFC of shares of ASFC Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

      2.10 No Liability. None of Buyer, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time, any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Law or Order, become the property of Buyer, free and clear of all claims or interest of any person previously entitled thereto.

      2.11 Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer, on a daily basis in Permitted Investments. Any interest and other income resulting from such investments shall be paid to Buyer upon termination of the Exchange Fund pursuant to Section 2.6(c).

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF ASFC


                                   - A-11 -

      ASFC represents and warrants to Buyer as of the date hereof and as of the Closing Date (but as of no other dates unless expressly so stated) that:

      3.1 Corporate Existence and Power. ASFC (i) has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana,
(ii) has all corporate powers required to carry on its business as now conducted, (iii) has all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and (iv) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on ASFC. ASFC has heretofore delivered or made available to Buyer true and complete copies of the respective articles of incorporation and bylaws of ASFC and its Subsidiaries as in effect on the date hereof. Neither ASFC nor any of its Subsidiaries is in violation of any of the provisions of its articles of incorporation or bylaws.

      3.2 Corporate Authorization. The execution, delivery and, subject to the receipt of the approvals referred to in Section 3.3, performance by ASFC of this Agreement are within ASFC's corporate powers and have been duly authorized by all necessary corporate action on the part of ASFC. This Agreement constitutes a valid and legally binding agreement of ASFC, enforceable against ASFC in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

      3.3 Governmental Authorization. The execution, delivery and performance by ASFC of this Agreement require no consent, approval or action of, filing with or notice to any Governmental Body other than (i) compliance with any applicable requirements of the HSR Act, (ii) approvals or filings under the insurance laws of the jurisdictions set forth on Schedule 3.3, (iii) filings and notices not required to be made or given until after the Closing Date, (iv) filings, at any time, of tax returns, tax reports and tax information statements and (v) any such action or filing as to which the failure to take or make such action or filing would not, individually or in the aggregate, materially impair the ability of ASFC and its Subsidiaries, taken as a whole, to conduct their businesses.

      3.4 Non-Contravention. Except as set forth in Schedule 3.4, the execution, delivery and performance by ASFC of this Agreement do not and will not (i) violate the articles of incorporation or bylaws of ASFC or any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 3.3, violate any applicable Law or Order, (iii) to the Knowledge of ASFC, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of ASFC or any of its Subsidiaries or to a loss of any benefit to which ASFC or any of its Subsidiaries is entitled under, any material agreement or other material instrument binding upon ASFC or any of its Subsidiaries or any material license, franchise, permit or other similar authorization held by ASFC or any of its Subsidiaries or (iv) to the Knowledge of ASFC, result


                                   - A-12 -
in the creation or imposition of any material Lien on any asset of ASFC or any of its Subsidiaries.

      3.5 Capitalization. (a) The authorized capital stock of ASFC consists of two hundred million (200,000,000) shares, consisting of one hundred ninety-five million (195,000,000) shares of ASFC Common Stock and five million (5,000,000) shares of ASFC Preferred Stock. As of the date hereof, (i) there are outstanding 60,050,515 shares of ASFC Common Stock, (ii) no shares of ASFC Preferred Stock are outstanding, and (iii) no shares of capital stock of ASFC are held in treasury.

      (b) All outstanding shares of capital stock of ASFC have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in Section 3.5(a) and except for the ASFC Options and unvested options governed by the Incentive Letter Agreements, there are no outstanding (i) shares of capital stock or voting securities of ASFC, (ii) securities of ASFC convertible into or exchangeable for shares of capital stock or voting securities of ASFC or (iii) options or other rights to acquire from ASFC, or other obligations of ASFC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of ASFC (the items in clauses (i), (ii) and (iii) being referred to collectively as the "ASFC Securities"). There are no outstanding obligations of ASFC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any ASFC Securities.

      3.6 All Assets Necessary. Except as set forth in Schedule 3.6, ASFC and its Subsidiaries own, lease or license all material property and assets necessary to carry on their businesses and operations as presently conducted, all such assets and properties (other than as Buyer and ASFC may mutually agree) will be conveyed to Buyer at the Closing and will as of the Closing permit Buyer to conduct such businesses and operations in the same manner as such businesses and operations have been conducted prior to the Closing.

      3.7 Subsidiaries. (a) Except as set forth in Schedule 3.7, each Subsidiary of ASFC has been duly incorporated or organized and is validly existing as a corporation, partnership or association in good standing under the laws of its jurisdiction of incorporation or organization and has all powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each Subsidiary of ASFC is duly qualified to do business as a foreign corporation or organization and is in good standing in each jurisdiction where such qualification is necessary, or is duly licensed to do business as an insurer and is in good standing in each jurisdiction where such licensing is necessary, as the case may be, except for those jurisdictions where failure to be so qualified or licensed, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect on ASFC. All Subsidiaries of ASFC and their respective jurisdictions of incorporation or organization are identified on Schedule 3.7.

      (b) All outstanding shares of capital stock of each Subsidiary of ASFC have been duly authorized and validly issued and are fully paid and non-assessable. As of the Closing Date, except as set forth in Schedule 3.7, all of the outstanding capital stock of, and other voting


                                   - A-13 -
securities or ownership interests in, each Subsidiary of ASFC will be owned by ASFC, directly or indirectly, free and clear of any Lien. Except as set forth in
Schedule 3.7, there are no outstanding (i) securities of ASFC or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of ASFC or (ii) options or other rights to acquire from ASFC or any of its Subsidiaries, or other obligations of ASFC or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of ASFC (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of ASFC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

      3.8 Financial Statements; SEC Reports. (a) The audited consolidated balance sheet of ASFC and its Subsidiaries as of December 31, 1995 and December 31, 1996 and the related consolidated statements of income and cash flows for each of the years ended December 31, 1995 and December 31, 1996 and the unaudited consolidated balance sheet of ASFC and its Subsidiaries as of March 31, 1997 (the "Unaudited March Balance Sheet") and the related consolidated statement of income for the three months ended March 31, 1997, respectively, previously delivered to Buyer, present fairly, in all material respects, the consolidated financial position of ASFC and its Subsidiaries as of the dates thereof and the consolidated results of operations of ASFC and its Subsidiaries for the periods then ended in conformity with GAAP consistently applied (subject to normal year-end adjustments in the case of the unaudited interim financial statements).

      (b) The audited balance sheets of ASFC and the Subsidiaries as of December 31, 1996, and the related statements of operations and statements of cash flows for the year then ended, and their respective annual statements for the fiscal year ended December 31, 1996 (the "Annual Statements") filed with the insurance regulatory authorities in their respective jurisdictions of domicile (collectively, the "Regulators"), copies of which have been delivered to Buyer, fairly present in all material respects their respective statutory financial conditions as of such date and the results of their respective operations for the year then ended in conformity with SAP. The other information contained in the Annual Statements fairly presents in all material respects the information required to be contained therein in conformity with SAP. The balance sheets of ASFC and its Subsidiaries in respect of any period ending after December 31, 1996, and the related statements of operations and statements of cash flows, which have been filed with Regulators, copies of which have been delivered to Buyer, fairly present in all material respects their respective statutory financial conditions as of such date and the results of their respective operations for the period then ended in conformity with SAP consistently applied.

      (c) As of the date of the latest filing of an SEC Report, the SEC Reports taken as a whole, including but not limited to any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that for purposes of this


                                   - A-14 -
subparagraph (c) "material" is to be assessed in the context of ASFC and all of its Subsidiaries taken as a whole.

      3.9 Absence of Certain Changes. Except as disclosed in Schedule 3.9, during the period from the Balance Sheet Date to the date hereof, the business of ASFC and its Subsidiaries has been conducted in the ordinary course consistent with past practices (including but not limited to with regard to underwriting, pricing, actuarial and investment policies generally) and there has not been:

            (i) any event, occurrence, development or state of circumstances or facts which has had or would reasonably be expected to have a Material Adverse Effect on ASFC, other than (A) those affecting the property and casualty insurance industry as a whole, (B) Catastrophes or (C) changes in general economic conditions (including but not limited to changes in interest rates);

            (ii) a decline in ASFC's GAAP equity of more than 10%; provided, that in determining whether the representation set forth in this Section 3.9(ii) has been satisfied, changes in ASFC's GAAP equity after March 31, 1997 resulting from FAS 115 mark-to-market accounting shall be excluded from the calculation of ASFC's GAAP equity on the date hereof;

            (iii) other than the declaration or payment of ASFC's regular quarterly dividend in an amount not in excess of $0.21 per share, any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of ASFC, or any repurchase, redemption or other acquisition by ASFC or any Subsidiary of ASFC of any outstanding shares of capital stock or other securities of, or other ownership interests in, ASFC or any Subsidiary of ASFC;

            (iv) any incurrence, assumption or guarantee by ASFC or any Subsidiary of ASFC of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

            (v) any transaction or commitment made, or any contract or agreement entered into, by ASFC or any Subsidiary of ASFC (including the acquisition or disposition of any assets) or any relinquishment by ASFC or any Subsidiary of ASFC of any contract or other right, other than transactions and commitments in the ordinary course of business consistent with past practices;

            (vi) any change in any method of accounting or accounting practice or policy (including but not limited to any reserving method, practice or policy) by ASFC or any Subsidiary of ASFC, except for any such change (A) as a result of a concurrent change in GAAP or SAP or (B) that is not material to ASFC and its Subsidiaries, taken as a whole;

            (vii) to the extent payable directly or indirectly by ASFC or any Subsidiary of ASFC, other than the Incentive Letter Agreements, any (A) employment, deferred compensation,


                                    - A-15 -
severance, retirement or other similar agreement entered into with any director, officer or employee of ASFC (or any amendment to any such existing agreement),
(B) grant of any severance or termination pay to any director, officer or employee of ASFC other than in the ordinary course of business, (C) change in compensation or other benefits payable to any director, officer or employee of ASFC, other than changes in base compensation and bonuses, and changes in benefits in accordance with plans or arrangements in effect as of the Balance Sheet Date, in the ordinary course of business consistent with past practice, or
(D) loans or advances to any directors, officers or employees, except in connection with transfer or for ordinary travel and business expenses in the ordinary course of business consistent with past practice;

            (viii) to the Knowledge of ASFC, any transaction by ASFC or any Subsidiary of ASFC involving ASFC Investment Assets other than in the ordinary course of business consistent with past practice;

            (ix) (A) any entering into of any facultative reinsurance contract, other than in the ordinary course of business consistent with past practice, (B) any commutation of any facultative reinsurance contract, or (C) any entering into or any commutation of any reinsurance treaty, purchased by any Subsidiary of ASFC;

            (x) any investment made in ASFC Investment Assets other than in accordance with the investment policies of ASFC or any Subsidiary of ASFC set forth in Schedule 3.9(x); or

            (xi) any agreement or commitment (contingent or otherwise) by ASFC or any Subsidiary of ASFC to do any of the foregoing.

      3.10 Material Liabilities; Investments. (a) To the Knowledge of ASFC, there are no liabilities of ASFC or any Subsidiary of ASFC of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

            (i) liabilities provided for in the Unaudited March Balance Sheet;

            (ii) liabilities disclosed on Schedule 3.10(a);

            (iii) liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and in amounts and on terms consistent with past practice; and

            (iv) other undisclosed liabilities that are not individually or in the aggregate material to ASFC and its Subsidiaries, taken as a whole.

      (b) Schedule 3.10(b) describes in reasonable detail all ASFC Investment Assets as of the Balance Sheet Date.


                                    - A-16 -

      3.11 Material Contracts. (a) Except as disclosed in Schedule 3.11, as of the date hereof, neither ASFC nor any of its Subsidiaries is a party to or bound by:

            (i) any lease of real property where any of ASFC or its Subsidiaries are tenants (A) providing for annual base rentals of $1,000,000 or more, (B) expiring after December 31, 2002 or (C) where ASFC or any of its Affiliates holds an equity interest in such real property;

            (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets, including any license for Software, that provides for either (A) annual payments by ASFC or any Subsidiary of ASFC of $1,000,000 or more or (B) aggregate required payments by ASFC or any Subsidiary of ASFC of $5,000,000 or more;

            (iii) any limited partnership, joint venture or other unincorporated business organization or similar arrangement or agreement in which ASFC or any Subsidiary of ASFC serves as a general partner or otherwise has unlimited liability;

            (iv) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

            (v) any agreement relating to indebtedness for borrowed money or any guarantee or similar agreement or arrangement relating thereto, other than (A) any guarantees issued in the ordinary course of the surety business of ASFC and its Subsidiaries consistent with past practice and (B) any such agreement with, or relating to, an aggregate outstanding principal amount or guaranteed obligation not exceeding $10,000,000;

            (vi) any license, franchise or similar agreement material to ASFC and its Subsidiaries, taken as a whole;

            (vii) any agency, dealer, sales representative, marketing or other similar agreement material to ASFC and its Subsidiaries, taken as a whole;

            (viii) any agreement that restricts or prohibits ASFC or any Subsidiary of ASFC from competing with any Person in any line of business or from competing in, engaging in or entering into any line of business in any area and which would so restrict or prohibit ASFC or any Subsidiary of ASFC after the Closing Date;

            (ix) any reinsurance treaty or any facultative reinsurance contract (in each case applicable to insurance in force), other than any such treaty or contract entered into in the ordinary course of business consistent with past practice;

            (x) any material agreement containing "change in control" or similar provisions relating to change in control of ASFC or any of its Subsidiaries;


                                    - A-17 -

            (xi) any "stop loss" agreements, other than those entered into in the ordinary course of business consistent with past practice;

            (xii) any agreements (other than insurance policies or other similar agreements issued by any Subsidiary of ASFC in the ordinary course of its business) material to ASFC and its Subsidiaries taken as a whole pursuant to which ASFC or any Subsidiary of ASFC is obligated to indemnify any other Person; or

            (xiii) any agreement with ASFC or any of its Affiliates.

      (b) ASFC has heretofore furnished or made available to Buyer complete and correct copies of the contracts, agreements and instruments listed on Schedule 3.11, each as amended or modified to the date hereof, including any waivers with respect thereto (the "Significant Agreements"). Except as specifically disclosed on Schedule 3.11, and except to the extent not material to ASFC and its Subsidiaries taken as a whole: (i) each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity); (ii) neither ASFC nor any of its Subsidiaries has received any notice (written or oral) of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Significant Agreements; (iii) no Significant Agreement is the subject of, or, to the Knowledge of ASFC, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; and
(iv) there exists no material event of default or occurrence, condition or act on the part of ASFC or any Subsidiary of ASFC which constitutes or would constitute (with notice or lapse of time or both) a material breach of or material default under any of the Significant Agreements.

      3.12 Non-Claims Litigation. Except as set forth on Schedule 3.12 and except for any action, suit, investigation or proceeding that involves a claim under any insurance, reinsurance or indemnity policy, fidelity bond, surety bond or similar contract or undertaking issued or entered into by ASFC or any Subsidiary of ASFC, there is no action, suit, investigation or proceeding pending against, or, to the Knowledge of ASFC, threatened against, or affecting the properties of, ASFC or any Subsidiary of ASFC or any of their respective properties before any Governmental Body, and to the Knowledge of ASFC, there is no reasonable basis for any such claim in which the actual damages alleged or sought exceeds $1,000,000. As of the date hereof and as of no other date, there is no action, suit, investigation or proceeding pending against, or, to the Knowledge of ASFC, threatened against, or affecting the properties of, ASFC or any Subsidiary of ASFC or any of their respective properties before any Governmental Body which challenges or seeks to prevent the transactions contemplated hereby. Except as disclosed in Schedule 3.12, neither ASFC nor any Subsidiary of ASFC nor any of their respective properties is subject to any material Order which would prevent or delay the consummation of the transactions contemplated hereby.


                                    - A-18 -

      3.13 Compliance with Laws. Except as set forth in Schedule 3.13, ASFC and its Subsidiaries are and have at all times since January 1, 1996 been in compliance in all material respects with all applicable material Laws.

      3.14 Properties. ASFC and its Subsidiaries have good title to, or in the case of leased property have valid leasehold interests in, all of their respective properties and assets (whether real or personal, tangible or intangible) except for imperfections in title or invalidities in leasehold interests that do not, individually or in the aggregate, materially detract from the value reflected on the Unaudited March Balance Sheet. None of such properties or assets is subject to any Liens, except:

            (i) Liens reflected on the Unaudited March Balance Sheet;

            (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Unaudited March Balance Sheet); and

            (iii) Liens which do not, individually or in the aggregate, materially detract from the value reflected on the Unaudited March Balance Sheet or materially interfere with any present or intended use of any material properties or assets.

      3.15 Licenses and Permits; Policies; Regulatory Matters. Except as set forth on Schedule 3.15, ASFC and its Subsidiaries hold all material licenses, franchises, permits or other similar authorizations (the "Permits") necessary for the ownership and conduct of the respective businesses of ASFC and its Subsidiaries in each of the jurisdictions in which ASFC and its Subsidiaries conduct or operate their respective businesses in the manner now conducted, and such Permits are in full force and effect except where any failure to hold any Permit or any failure of any Permit to be in full force and effect would not, individually or in the aggregate, materially impair the ability of ASFC and its Subsidiaries, taken as a whole, to conduct their businesses. No material violations exist in respect of any material Permit of ASFC and its Subsidiaries, and no proceeding or investigation is pending or, to the Knowledge of ASFC, threatened, that would be reasonably likely to result in the suspension, revocation or material limitation or restriction of any material Permit and, to the Knowledge of ASFC, there is no reasonable basis for the assertion of any such violation or the institution of any such proceeding. All insurance policies issued by any Subsidiary of ASFC, as now in force are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities to the Knowledge of ASFC, or have been filed with and not objected to by such authorities within the period provided for such objection. ASFC and each Subsidiary of ASFC has filed, all material reports, statements, documents, registrations, filings or submissions required to be filed by ASFC or any Subsidiary of ASFC, respectively, with any applicable federal, state or local regulatory authorities, including but not limited to state insurance regulatory authorities. All such reports, statements, documents, registrations, filings and submissions complied in all material respects with applicable law in effect when filed and, except as set forth on Schedule 3.15, no material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied. Except


                                    - A-19 -
as set forth on Schedule 3.15, all premium rates, rating plans and policy forms established or used by any Subsidiary of ASFC that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform in all material respects to the premiums so filed or approved and comply in all material respects with the insurance laws applicable thereto.

      3.16 ERISA Representations. (a) Schedule 3.16(a) identifies each Employee Plan. ASFC has furnished or made available to Buyer copies of the Employee Plans, summary plan descriptions and, if applicable, related trust agreements, and all amendments thereto, together with (i) the most recent annual report prepared in connection with any Employee Plan (Form 5500 including, if applicable, Schedule B thereto) and (ii) the most recent actuarial valuation report prepared in connection with any Employee Plan.

      (b) There is no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code, with respect to any pension plan of ASFC or any ERISA Affiliate of ASFC. Neither ASFC nor any ERISA Affiliate of ASFC has incurred, or reasonably expects to incur prior to the Closing Date, any liability under Title IV of ERISA (other than a liability for premiums under Section 4007 of ERISA) that will not be satisfied in full as of the Closing Date. No Employee Plan is a Multiemployer Plan.

      (c) Except as described in Schedule 3.16(c), each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable Laws, including but not limited to ERISA and the Code.

      (d) Schedule 3.16(d) identifies each Benefit Arrangement. ASFC has furnished or made available to Buyer copies or descriptions of each Benefit Arrangement. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable Laws.

      (e) Each Employee Plan that is a "group health plan" (as defined in Section 4980B of the Code) has been operated in material compliance with Section 4980B of the Code at all times.

      (f) With respect to any Employee Plan that provides disability benefits, the amounts accrued on the March Unaudited Balance Sheets in accordance with FAS 112 are reasonably expected to be sufficient to pay all future obligations to the Transferred Employees who are disabled as of the Balance Sheet Date.

      (g) Except as disclosed in Schedule 3.16(g), (i) ASFC and each of its Subsidiaries has made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and applicable Law, or required to be paid as expenses under such Benefit Plan, and (ii) no excise or penalty taxes are assessable as a result of a nondeductible or other contribution made or not made to any Benefit Plan.


                                    - A-20 -

      (h) Other than claims for benefits arising in the ordinary course of the administration and operation of the Benefit Plans, no claims, investigations, or arbitrations are pending or threatened against any Benefit Plan, or ASFC, any Subsidiary of ASFC, any trustee, fiduciary, custodian, administrator, or other person or entity holding or controlling assets of any Benefit Plan in connection with such Benefit Plan, and no basis to anticipate any such claim or claims exists.

      (i) Except as disclosed in Schedule 3.16(i) and as expressly provided in
Section 2.7, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due under any Benefit Plan, (ii) constitute or result in a prohibited transaction with respect to any Benefit Plan under Section 4975 of the Code or Section 406 or 407 of ERISA for which an exemption is not available, or (iii) constitute a "deemed severance" or "deemed termination" under any Benefit Plan or with respect to any Benefit Plan under any applicable Law.

      (j) Under each Employee Plan subject to Title IV of ERISA, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions in such Employee Plan's most recent actuarial valuation), did not exceed the then-current value of the assets of such Employee Plan.

      3.17 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect on ASFC: (i) ASFC and its Subsidiaries are each in compliance with all applicable Environmental Laws; (ii) ASFC and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their respective requirements; (iii) to the Knowledge of ASFC, there are no pending or overtly threatened claims against ASFC or any of its Subsidiaries alleging a violation of Environmental Laws; and (iv) to the knowledge of ASFC, under applicable law, there are no circumstances with respect to any property or operations of ASFC or any of its Subsidiaries that are reasonably likely to form the basis of a claim against ASFC or any of its Subsidiaries alleging a material violation of Environmental Laws. No representation in this Section 3.17 is intended to imply any representation as to any obligation or liability that ASFC or any of its Subsidiaries has or may have in connection with, as a result of or arising out of any insurance or reinsurance or indemnity policy, surety bond or similar contract or undertaking issued or entered into by ASFC or any Subsidiary of ASFC in the ordinary course of business.

      3.18 Intercompany Accounts. Schedule 3.18 contains a complete list of all intercompany balances as of the Balance Sheet Date between any Affiliate of ASFC, on the one hand, and ASFC or any Subsidiary of ASFC, on the other hand. Except as disclosed on Schedule 3.18, since the Balance Sheet Date, there has not been any incurrence or accrual of liability (as a result of allocations or otherwise) by ASFC or any Subsidiary of ASFC to any Affiliate of ASFC or other transaction between ASFC or any Subsidiary of ASFC and any Affiliate of ASFC,


                                    - A-21 -
except (i) in the ordinary course of business in accordance with past practice or (ii) as contemplated by this Agreement.

      3.19 No Representation with Respect to Reserves. Buyer acknowledges that ASFC makes no representation or warranty hereunder that the liabilities for unpaid claims and claim expenses, whether reported or incurred but not reported, of ASFC and its Subsidiaries (the "Claims Provision") are adequate or sufficient.

      3.20 Intellectual Property; Software. (a) ASFC and its Subsidiaries own or otherwise have rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions) all Intellectual Property used in their respective businesses as currently conducted; the use of any Intellectual Property by ASFC and its Subsidiaries does not infringe on or otherwise violate the rights of any Person; and, to the Knowledge of ASFC, no person is challenging, infringing on or otherwise violating any right of ASFC or any Subsidiary of ASFC with respect to any Intellectual Property owned by and/or licensed to ASFC and its Subsidiaries.

      (b) Except as set forth in Schedule 3.20, (i) ASFC and its Subsidiaries own or have valid and enforceable licenses or other rights to use (in each case, free and clear of any material Liens or other material limitations or restrictions) all Software used in the conduct of their respective businesses as currently conducted, (ii) the use of the Software by ASFC and its Subsidiaries does not infringe on or otherwise violate the rights of any person, and (iii) to the Knowledge of ASFC, no person is challenging, infringing on or otherwise violating any right of ASFC or any Subsidiary of ASFC with respect to any Software used by ASFC and its Subsidiaries.

      3.21 Labor Matters. Neither ASFC nor any Subsidiary of ASFC is a party to any collective bargaining or other labor union contract, and no collective bargaining agreement is being negotiated by ASFC or any Subsidiary of ASFC. To the Knowledge of ASFC, there are no material activities or proceedings of any labor union to organize any employees of ASFC or any Subsidiary of ASFC. There is no material labor dispute, strike or work stoppage against ASFC or any Subsidiary of ASFC pending or, to the Knowledge of ASFC, threatened which may interfere with the respective business activities of ASFC or any of its Subsidiaries.

      3.22 Loans and Advances. Except as set forth in Schedule 3.22, other than in the ordinary course of its portfolio investment activities, neither ASFC nor any of its Subsidiaries has any contractual commitment to make any loan, advance or capital contribution to, or investment in, any other Person in excess of $250,000.

      3.23 Proxy Statement. (a) Neither the Proxy Statement as amended or supplemented from time to time nor any other document to be filed by ASFC with the SEC or any self-regulatory organization in connection with the Merger will, on the date of its filing, at the time it is mailed to shareholders, at the time of the ASFC Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the


                                    - A-22 -
circumstances under which they are made, not misleading insofar as the information therein relates to ASFC.

      (b) Neither the information supplied or to be supplied by or on behalf of ASFC for inclusion, nor the information incorporated by reference from documents filed by ASFC with the SEC, in any document to be filed by Buyer with the SEC or any self-regulatory organization in connection with the Merger will, on the date of its filing or effectiveness, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      3.24 No Other Broker. Other than Goldman, Sachs & Co., no broker, finder or similar intermediary has acted for or on behalf of ASFC in connection with this Agreement or the transactions contemplated hereby, and no other broker, finder, agent or similar intermediary is entitled to any brokers', finders' or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with ASFC or any action taken by ASFC.

      3.25 Indiana Takeover Laws. ASFC has taken all steps necessary to exempt irrevocably (i) the execution of this Agreement and the Voting Agreement, (ii) the Merger and (iii) the transactions contemplated hereby from (y) any statute of the State of Indiana that purports to limit or restrict business combinations or the ability to acquire or to vote shares and (z) any applicable charter or contractual provision containing change of control or anti-takeover provisions.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer and Buyer Sub represent and warrant to ASFC as of the date hereof and as of the Closing Date (but as of no other dates unless expressly so stated) that:

      4.1 Corporate Existence and Power. Buyer has been duly incorporated and is validly existing as a corporation in good standing under the laws of Washington and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Buyer Sub has been duly incorporated and is validly existing as a corporation under the laws of Indiana. Buyer and Buyer Sub have heretofore delivered or will deliver to ASFC true and complete copies of their respective articles of incorporation and bylaws as in effect on the date hereof.

      4.2 Corporate Authorization. The execution, delivery and, subject to the receipt of the approvals referred to in Section 4.3, performance by each of Buyer and Buyer Sub of this Agreement are within the corporate powers of Buyer and Buyer Sub and have been duly authorized by all necessary corporate action on the part of Buyer and Buyer Sub. This Agreement constitutes a valid and legally binding agreement of Buyer and Buyer Sub, enforceable against Buyer or Buyer Sub in accordance with its terms, subject to (i) bankruptcy,


                                    - A-23 -
insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

      4.3 Governmental Authorization. The execution, delivery and performance by Buyer and Buyer Sub of this Agreement require no consent, approval or action of, filing with or notice to any Governmental Body other than (i) compliance with any applicable requirements of the HSR Act, (ii) approvals or filings under the insurance laws of the jurisdictions set forth in Schedule 4.3, (iii) filings and notices not required to be made or given until after the Closing Date and (iv) filings, at any time, of tax returns, tax reports and tax information statements.

      4.4 Non-Contravention. Except as set forth in Schedule 4.4, the execution, delivery and performance by Buyer and Buyer Sub of this Agreement do not and will not (i) violate the articles of incorporation or bylaws of Buyer or Buyer Sub, (ii) assuming compliance with the matters referred to in Section 4.3, violate any applicable Law or Order, (iii) to the Knowledge of Buyer, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or Buyer Sub or to a loss of any benefit to which Buyer or Buyer Sub is entitled under, any material agreement or other instrument binding upon Buyer or Buyer Sub or any material license, franchise, permit or other similar authorization held by Buyer or Buyer Sub or (iv) to the Knowledge of Buyer, result in the creation or imposition of any material Lien on any asset of Buyer or Buyer Sub.

      4.5 Financing. Buyer has, or will have prior to the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Merger Consideration, the Assumed Debt Prepayment, the Term Note Prepayment and any other amounts to be paid by it hereunder.

      4.6 No Actions; Suits or Proceedings. There is no pending action, suit or proceeding, nor, to the Knowledge of Buyer, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against Buyer or Buyer Sub before any Governmental Body which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Merger.

      4.7 No Other Broker. Other than Smith Barney Inc., no broker, finder or similar intermediary has acted for or on behalf of Buyer or Buyer Sub in connection with this Agreement or the transactions contemplated hereby, and no other broker, finder, agent or similar intermediary is entitled to any brokers', finders' or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or Buyer Sub or any action taken by Buyer or Buyer Sub.


                                    - A-24 -

      4.8 Merger Subsidiary. Buyer Sub has engaged and until the Effective Time will engage in no business and has, and at the Effective Time will have, no liabilities, in each case, other than by reason of this Agreement.

      4.9 Reports and Financial Statements. Buyer has filed with the SEC all Buyer SEC Reports and has made available to ASFC true and complete copies of all Buyer SEC Reports. As of their respective dates, the Buyer SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Buyer SEC Reports (the "Buyer Financial Statements") fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected, individually or in the aggregate, to be material or to result in a Material Adverse Effect on Buyer) the consolidated financial position of Buyer and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, in each case, in accordance with GAAP consistently applied. Each Significant Subsidiary of Buyer is treated as a consolidated subsidiary of Buyer in the Buyer Financial Statements for all periods covered thereby.

      4.10 Proxy Statement. Neither the information supplied or to be supplied by or on behalf of Buyer for inclusion, nor the information incorporated by reference from documents filed by Buyer with the SEC, in the Proxy Statement or any other document to be filed by ASFC with the SEC or any self-regulatory organization in connection with the Merger will, on the date of its filing or effectiveness, at the time it is mailed to shareholders, at the time of the ASFC Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 5
                                COVENANTS OF ASFC

      ASFC agrees that:

      5.1 Conduct. Except as otherwise expressly provided in this Agreement, during the period from the date hereof to the Closing, ASFC will, and will cause its Subsidiaries to: (i) conduct their respective operations according to their ordinary course of business consistent with past practice (including but not limited to with regard to underwriting, pricing, actuarial and investment policies generally); (ii) use commercially reasonable efforts to preserve intact their respective business organizations; (iii) generally keep available the services of their respective officers and employees; and (iv) generally maintain existing relationships with agents, licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise expressly


                                    - A-25 -
provided in this Agreement or as set forth in Schedule 5.1, ASFC will not, and will cause each Subsidiary of ASFC not to, without the prior written consent of
Buyer:

      (i) amend its articles of incorporation or bylaws;

      (ii) except for any employer contribution made pursuant to the American States Financial Corporation Employees' Savings and Profit-Sharing Plan, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including but not limited to stock appreciation rights), or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

      (iii) (A) split, combine or reclassify any shares of its capital stock,
(B) other than the declaration or payment of ASFC's regular quarterly dividend in an amount not in excess of $0.21 per share, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or (C) redeem, repurchase or otherwise acquire any of its securities;

      (iv) (A) incur any indebtedness for borrowed money (except for short-term indebtedness incurred in the ordinary course of business consistent with past practice pursuant to existing lines of credit or extensions or renewals thereof) or issue any debt securities or, except in the ordinary course of business consistent with past practice, assume, guarantee or endorse the obligations of any other Person; (B) make any loans, advances or capital contributions to, or investments in, any other Person, in excess of $250,000 (other than (w) investments made to replace investments governed by a participation agreement between ASFC or any Subsidiary of ASFC, on the one hand, and any Affiliate of ASFC, on the other hand, (x) to wholly owned Subsidiaries of ASFC, (y) investments in the ordinary course of business consistent with past practice or
(z) loans to agents in the ordinary course of business consistent with past practice not exceeding $250,000 aggregate principal amount to any one agent or $1,000,000 aggregate principal amount to all agents); (C) pledge or otherwise encumber shares of its capital stock; (D) enter into or invest in any derivative financial instruments except in the ordinary course of business consistent with current investment and risk management policies; or (E) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

      (v) to the extent payable directly or indirectly by ASFC or any Subsidiary of ASFC: enter into, adopt or (except as may be required by law or the terms of any such arrangement) terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee of ASFC, amend any such arrangement as it relates to such directors, officers or employees or (except for changes in base compensation and bonuses, and


                                    - A-26 -
changes in benefits in accordance with plans or arrangements in effect as of the date hereof, in the ordinary course of business consistent with past practice) change in any manner the compensation or other benefits payable to any director, officer or employee of ASFC; provided that Buyer agrees it will not unreasonably withhold its consent, if requested by ASFC, to transactions governed by this paragraph (v);

      (vi) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to ASFC and its Subsidiaries, taken as a whole, or enter into any contract, agreement, commitment or transaction with respect thereto outside the ordinary course of business consistent with past practice;

      (vii) change any of the accounting principles, practices, methods or policies (including but not limited to any reserving methods, practices or policies) used by it, except as may be required as a result of a change in law, SEC guidelines, GAAP or SAP;

      (viii) change the method of determining the GAAP reserves for any guaranty fund assessment, second injury fund assessment, special insurance assessment or similar assessment or tax;

      (ix) (A) acquire (by merger, consolidation or acquisition of stock or assets, but excluding foreclosure) any corporation, partnership or other business organization or division thereof; (B) authorize any new capital expenditures which, in the aggregate, are in excess of $5,000,000; or (C) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

      (x) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against in the consolidated financial statements (or the notes thereto) of ASFC and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

      (xi) terminate, or in any manner material thereto modify, amend or waive compliance with, any provision of any of the Significant Agreements;

      (xii) (A) enter into any facultative reinsurance contract, other than in the ordinary course of business consistent with past practice; (B) commute any facultative reinsurance contract (provided that Buyer will not unreasonably withhold its consent to any of the transactions specified in the foregoing clauses (A) and (B)); or (C) without giving Buyer at least ten Business Days' prior written notice thereof, enter into or commute any reinsurance treaty, purchased by any subsidiary of ASFC;

      (xiii) make any investment in ASFC Investment Assets other than in accordance with ASFC's current investment policies;


                                    - A-27 -

      (xiv) except to the extent permitted by paragraphs (i) through (xiii) above, enter into any agreement of the type described in Section 3.11(a)(i),
(ii), (iii), (vi), (vii), (viii), (x), (xi) or (xii); or

      (xv) take, or agree in writing or otherwise to take, any of the actions described above in this Section 5.1.

      5.2 Access to Information. From the date hereof until the Closing Date, subject to the terms of the Confidentiality Agreement, any applicable contractual restrictions and applicable legal privileges, and to the extent applicable law would not thereby be violated, ASFC will (i) give, and will cause its Subsidiaries to give, to Buyer and its counsel, financial advisors, auditors and other authorized representatives full access, upon reasonable prior notice and during normal business hours, to the offices, properties, books and records of ASFC and each of its Subsidiaries, (ii) furnish, and will cause its Subsidiaries to furnish, to Buyer and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to ASFC or any of its Subsidiaries as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of ASFC or any of its Subsidiaries to cooperate with Buyer in its investigation of ASFC or any of its Subsidiaries; provided that this Section 5.2 shall not obligate ASFC to provide or make available to Buyer any employee medical records; provided, further, that to the extent contractual restrictions limit ASFC's ability to take any of the actions set forth in this Section 5.2, ASFC shall use commercially reasonable efforts to obtain any necessary contractual consent or accommodate any reasonable request by Buyer with respect to such action by alternative means; and provided, further, that to the extent applicable legal privileges or applicable laws limit ASFC's ability to take any of the actions set forth in this Section 5.2, ASFC shall use commercially reasonable efforts to accommodate any reasonable request by Buyer with respect to such action by alternative means.

      5.3 Notices of Certain Events. ASFC shall promptly notify Buyer of any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of ASFC, threatened against, relating to or involving or otherwise affecting ASFC or any Subsidiary of ASFC that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
3.12 or that relate to the consummation of the transactions contemplated by this Agreement.

      5.4 No Solicitation. ASFC will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). ASFC shall not, directly or indirectly, through any officer, director, employee, representative or agent or any of its Subsidiaries, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or would lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of a substantial percentage of shares of capital stock or similar transactions involving ASFC or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),


                                    - A-28 -

(ii) subject to proper exercise of fiduciary duties, engage in negotiations or discussions concerning or provide any nonpublic information to any person or entity relating to, any Acquisition Proposal or (iii) agree to or approve any Acquisition Proposal.

      5.5 Voting Agreement. ASFC shall take no action which will result in termination, amendment, waiver or modification of any provision of or otherwise interfere with or frustrate the purpose of the Voting Agreement.

      5.6 Confidentiality Agreements. ASFC agrees that, without Buyer's consent, after the date hereof and until the expiration of such agreements, it will not terminate, amend, waive or modify any provision of any confidentiality agreement pursuant to which information was provided to any Person (other than Buyer) with respect to ASFC or its Subsidiaries or their respective businesses and operations. ASFC shall, at Buyer's expense, take all action reasonably requested by Buyer to enforce the terms of each such confidentiality agreement.

      5.7 Meeting of ASFC Shareholders. ASFC agrees that (i) ASFC will take all action necessary in accordance with applicable law and its Articles of Incorporation and bylaws to convene a meeting of its shareholders (the "ASFC Shareholders' Meeting") as promptly as practicable to consider and vote upon the approval of the Merger and the other transactions contemplated hereby (the "ASFC Shareholders' Approval"), (ii) subject to proper exercise of the board's fiduciary duties, the board of directors of ASFC shall recommend and declare advisable such approval and shall not modify or revoke such recommendation and declaration, and (iii) subject to proper exercise by the board of its fiduciary duties, ASFC shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval.

      5.8 Supplements or Amendments. If, at any time prior to the ASFC Shareholders' Meeting, any event with respect to ASFC or any of its Subsidiaries or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, ASFC shall notify Buyer thereof by reference to this Section 5.8 and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to shareholders of ASFC. Such amendment or supplement shall comply with all provisions of applicable law. If, at any time prior to the Effective Time, ASFC or any of its Subsidiaries or any of their respective officers or directors becomes aware of any fact or condition that would cause any material statement in the Proxy Statement to have been untrue or would cause the Proxy Statement to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, ASFC shall promptly notify Buyer in writing of such fact or condition.

                                    ARTICLE 6
                               COVENANTS OF BUYER

      Buyer agrees that:


                                    - A-29 -

      6.1 Confidentiality. All information provided to Buyer or any of the Persons referred to in Section 5.2 will be treated as if provided under the Confidentiality Agreement.

      6.2 Indemnification and Insurance. (a) Buyer and Buyer Sub agree that all rights to indemnification and exculpation from liability for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers or employees of ASFC and its Subsidiaries, as provided in their respective articles of incorporation or bylaws or in indemnification agreements to which any of them is a party and which have been made available to Buyer prior to the date hereof, shall survive the Effective Time and shall continue in full force and effect in accordance with their respective terms for a period of not less than six (6) years after the Effective Time. As of the Effective Time, Buyer shall, without any further action, be liable for all obligations of ASFC and its Subsidiaries with respect to such indemnification and exculpation from liability as are provided for in this
Section 6.2.

          (b) Buyer shall cause to be maintained, for a period of not less than six (6) years after the Effective Time, all of ASFC's and its Subsidiaries' current directors' and officers' insurance and indemnification policies to the extent that such policies provide coverage for events occurring prior to the Effective Time (collectively, the "D&O Insurance") for all current or former directors, officers or employees of ASFC or its Subsidiaries; provided, however, that Buyer may, in lieu of maintaining such existing D&O Insurance as provided above, and shall, if the existing D&O Insurance expires or is terminated or canceled during such six (6) year period, cause comparable coverage to be provided under any policy maintained for the benefit of the directors, officers and employees of Buyer or any of its Subsidiaries; and provided, further, that
(i) the issuer thereof shall have a claims-paying rating at least equal to the issuer of the existing D&O Insurance; and (ii) the terms thereof shall be no less advantageous to the directors, officers and employees of ASFC and its Subsidiaries than the existing D&O Insurance.

      6.3 Supplements or Amendments. If, at any time prior to the ASFC Shareholders' Meeting, any event with respect to Buyer or any of its Subsidiaries or any of their respective officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Buyer shall notify ASFC thereof by reference to this Section
6.3 and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to shareholders of ASFC. Such amendment or supplement shall comply with all provisions of applicable law. If, at any time prior to the Effective Time, Buyer or any of its Subsidiaries or any of their respective officers or directors becomes aware of any fact or condition that would cause any material statement in the Proxy Statement to have been untrue or would cause the Proxy Statement to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, Buyer shall promptly notify ASFC in writing of such fact or condition.

      6.4 Prepayment of Debt. Subject to the provisions of this Agreement, at the Effective Time, (i) Buyer shall pay $100 million plus an amount equal to the accrued but unpaid interest on the outstanding 7 1/8% notes due July 15, 1999, originally issued to the public by


                                    - A-30 -

LNC on July 15, 1992 (the "Assumed Debt Prepayment"), to LNC in consideration of the termination by LNC of that certain Assumption Agreement dated May 16, 1996, between LNC and ASFC, and (ii) Buyer shall pay the outstanding principal balance of, plus accrued but unpaid interest on, that certain Term Note due August 15, 1999, issued by ASFC to LNC on May 16, 1996 (the "Term Note Prepayment"), to LNC in consideration of the surrender of such Term Note by LNC to ASFC for cancellation.

                                    ARTICLE 7
                           COVENANTS OF BUYER AND ASFC

      Buyer and ASFC agree that:

      7.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, Buyer and ASFC will use their reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Buyer and ASFC will promptly, and in any event within 30 days of the date hereof, prepare and file all applications, notices, consents and other documents necessary or advisable to obtain the regulatory approvals specified in Schedule 4.3 and Schedule 3.3, respectively, promptly file all supplements or amendments thereto and use reasonable efforts to obtain the regulatory approvals specified in Schedule 4.3 and Schedule 3.3 as promptly as practicable. Buyer and ASFC will provide each other and their counsel the opportunity to review in advance and comment on all such filings. Buyer and ASFC will keep each other informed of the status of matters relating to obtaining the regulatory approvals specified in Schedule 4.3 and Schedule 3.3. ASFC and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. In addition to and not in limitation of the foregoing, each of the parties will (i) promptly take all actions necessary to make the filings required of Buyer and ASFC or their respective Affiliates or Subsidiaries under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by such party or its Affiliates or Subsidiaries from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, (iii) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general and (iv) request early termination of the waiting period under the HSR Act.

      7.2 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.


                                    - A-31 -

      7.3 Trademarks; Trade Names. Following the Closing, except as provided in the Services Agreement, the Surviving Corporation shall immediately cease to use signs, labels, containers, stationery, forms (including policy forms) and other printed material or matter which are included as of the Closing in the assets or inventory of ASFC or any Subsidiary of ASFC containing or bearing the trademarks, trade names or service marks of LNC.

      7.4 Consents. Between the date hereof and the Closing Date, ASFC and Buyer shall use their respective best efforts, without payment of any consideration to the persons from whom or which consents or agreements are required, to obtain at the earliest practicable date, and prior to the Closing Date, all consents and agreements of third parties necessary for the performance by ASFC and Buyer of their respective obligations under this Agreement or any agreement referred to herein or contemplated hereby or to the consummation of the transactions contemplated hereby or thereby except for those consents and agreements which, if not obtained, would not have a Material Adverse Effect on ASFC or Buyer. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any such consent or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by either ASFC or Buyer or any of their respective Subsidiaries without the prior written approval of the other party.

      7.5 Proxy Statement. ASFC and Buyer will, as promptly as practicable, cooperate to prepare and file with the SEC a proxy statement in connection with the Merger and the vote of ASFC's shareholders with respect to the transactions contemplated by this Agreement (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to ASFC's shareholders, is herein called the "Proxy Statement"). ASFC and Buyer will use all reasonable efforts to have or cause the Proxy Statement to become definitive as promptly as practicable following the clearance of the Proxy Statement by the SEC. ASFC and Buyer also will take any other related action required to be taken under federal or state securities laws, and ASFC will use all reasonable efforts to cause the Proxy Statement to be mailed to shareholders of ASFC at the earliest practicable date.

      7.6 Updating Schedules. In connection with the Closing, ASFC and Buyer will promptly supplement or amend the various Schedules to this Agreement to reflect any matter which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby. No such supplement or amendment to the Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article 5, 6, 7 or 10 hereof, or the compliance by any party hereto with its covenants and agreements set forth herein.


                                    - A-32 -

                                    ARTICLE 8
                                   TAX MATTERS

      8.1 Tax Representations. ASFC represents and warrants to Buyer as of the date hereof that:

            (i) except as set forth on Schedule 8.1, all material Returns required to be filed by or with respect to ASFC or any of its Subsidiaries on or before the Closing Date have been filed or will be timely filed on or before the Closing Date in accordance with all applicable laws, and all such Returns are true, correct and complete in all material respects;

            (ii) ASFC and its Subsidiaries have timely paid (or there have been timely paid on their behalf) all Taxes shown to be due on such Returns;

            (iii) ASFC and its Subsidiaries have made adequate provision on the Unaudited March Balance Sheet for all Taxes payable by ASFC and its Subsidiaries for any Pre- March 31 Tax Period for which no Return has yet been filed or for which Returns have been filed but payment of the Tax shown to be due thereon is not yet due;

            (iv) except as set forth on Schedule 8.1, there is no action, suit, proceeding, investigation, assessment, adjustment, audit or claim now proposed or pending against or with respect to ASFC or its Subsidiaries in respect of any Tax;

            (v) except as set forth on Schedule 8.1, there are no outstanding waivers or other agreements extending any statutory periods of limitation for the assessment of Taxes of ASFC and its Subsidiaries; and

            (vi) on or prior to the date hereof, ASFC has provided Buyer with copies of all record retention agreements currently in effect between the Consolidated Group and any Taxing Authority, and no such record retention agreements have been entered into or modified since March 31, 1997.

      8.2 Tax Covenants. Except as otherwise required by law or permitted by the Voting Agreement, Buyer covenants that it will not cause or permit ASFC, its Subsidiaries, Buyer or any Affiliate of Buyer (i) to take any action on the Closing Date, other than in the ordinary course of business or except as agreed in writing between the parties (including, but not limited to, the distribution of any dividend or the effectuation of any redemption) that could give rise to any Tax liability or loss of the Consolidated Group under this Agreement, (ii) to make any election or deemed election under Section 338 of the Code with respect to the Merger or (iii) to amend any Return, file a claim for refund, make or change any Tax election, change an annual Tax accounting period, adopt or change any method of Tax accounting, adjust any reserve or make any other change with respect to any Tax position of ASFC or any of its Subsidiaries that results or will result in any materially increased Tax liability to, or material reduction of any Tax Benefit of, the Consolidated Group, ASFC or any Affiliate of ASFC for any Pre-Closing Period.


                                    - A-33 -

      8.3 Termination of Existing Tax Sharing Agreements. (a) Subject to Section 8.3(b) hereof, the Tax Sharing Agreements and any other Tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by LNC or any member of the Consolidated Group and ASFC or any Subsidiary of ASFC shall be terminated as of the Closing Date for all periods, and all amounts then due from or to ASFC or any Subsidiary of ASFC under any such Tax Sharing Agreements or other tax sharing agreement or arrangement shall be paid on or prior to the Closing Date.

      (b) Notwithstanding Section 8.3(a) hereof, as soon as practicable after the Closing Date (but in any event within seventy-five (75) days of such date), ASFC shall prepare and deliver to LNC accurate and complete separate income and franchise Tax Returns for any Tax period of ASFC and its Subsidiaries for any Tax period of ASFC or its Subsidiaries beginning January 1, 1997 and ending on the Closing Date, and payment shall be made within ten (10) days of such delivery to or by LNC, as the case may be, of the difference, if any, between
(i) the Separate Tax Liability of the ASFC Group (each as defined in the Tax Sharing Agreements) for such period and (ii) the sum of all amounts previously paid to LNC by ASFC for such period pursuant to the Tax Sharing Agreements.

      8.4 Survival. The covenants contained in this Article 8 (Tax Matters) (including the provisions of Section 8.3 hereof) shall survive the consummation of the Merger and shall not expire.

                                    ARTICLE 9
                         EMPLOYEES AND EMPLOYEE BENEFITS

      9.1 Employees. With respect to each employee who, as of the Closing Date, is employed by ASFC or any Subsidiary of ASFC (including any such employee absent as of such date from active service for any reason, including but not limited to disability or leave of absence but excluding any terminated employee receiving severance) ("Transferred Employees"), subject to any employment contract between ASFC and any such employee, Buyer shall cause each Transferred Employee's employer to continue to employ such Transferred Employee in a position that is substantially similar to that held with the Business as of the Closing Date, at a salary (and with commissions, where applicable) substantially equivalent to that provided as of such date; provided, however, that nothing herein is intended to, or shall, require such employer to employ any such employee (other than any such employee who is a party to an employment contract) on any other basis than as an employee-at-will.

      9.2 Retirement Plans. Effective as of the Closing Date, Buyer shall either
(i) cause ASFC to continue to maintain the American States Insurance Company Employees' Retirement Plan and the American States Financial Corporation Employees' Savings and Profit-Sharing Plan, (ii) create and maintain new Benefits Plans that are at least as favorable in the aggregate to Transferred Employees as the American States Insurance Company Employees' Retirement Plan and the American States Financial Corporation Employees' Savings and Profit-Sharing Plan or (iii) allow Transferred Employees to participate in comparable existing Benefit Plans of Buyer


                                    - A-34 -
that are at least as favorable in the aggregate to Transferred Employees as the American States Insurance Company Employees' Retirement Plan and the American States Financial Corporation Employees' Savings and Profit-Sharing Plan, in each case until at least December 31, 1998.

      9.3 Group Health Plans. Effective as of the Closing Date, Buyer shall maintain, cause an ERISA Affiliate of Buyer to maintain, or cause ASFC to continue to maintain, for the benefit of all Transferred Employees and their dependents, any group health plan maintained by ASFC and any of ASFC's Subsidiaries or a group health plan that either (i) provides coverage under the same terms and conditions (within the meaning of proposed Treasury regulation section 1.162-26, Q&A 18) as were applicable to the Transferred Employees immediately before the Closing Date or (ii) satisfies the requirements of Code section 4980B(f)(2)(B)(iv), until at least December 31, 1998. To the extent that Buyer or any of its affiliates has the power and authority to do so without unreasonable cost, Buyer or its affiliates shall cause any waiting period, pre-existing condition exclusion, or evidence-of-insurability requirement under any plan, program or arrangement maintained or contributed to by Buyer and providing health, life insurance or disability coverage to be waived with respect to any Transferred Employee who accepts employment with the Buyer.

      9.4 Severance Arrangements. Until December 31, 1998, Buyer shall cause ASFC, effective as of the Closing Date, to continue to maintain ASFC's severance plan and other similar severance arrangements listed in Schedule 3.16(a) or 3.16(d) (other than the Incentive Letter Agreements) to the extent that they apply to Transferred Employees, and will take all steps necessary to ensure that all severance and other payments called for thereunder as of any date are made to any Transferred Employee who voluntarily or involuntarily terminates employment at any time and under any circumstances that would entitle the Transferred Employee to receive severance and other benefits under such plans and arrangements. Without limiting the foregoing, Buyer shall be responsible and assume all liability for all salary and benefit continuation and/or severance payments relating to any Transferred Employee that may be payable as a result of any termination of employment of any such Transferred Employee or the transactions contemplated by this Agreement, and for all notices, payments, fines or assessments due to any government authority pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of employees, including but not limited to the Worker Adjustment and Retraining Notification Act and any rules or regulations that have been issued in connection with any of the foregoing. Buyer shall cause ASFC to comply with the Incentive Letter Agreements in accordance with their terms.

      9.5 Nonqualified Plans. Effective as of the Closing Date, Buyer shall cause ASFC to continue to maintain the ASFC Executives' Excess Compensation Pension Benefit Plan (or Benefit Plans of Buyer or ASFC that either are substantially equivalent or are at least as favorable in the aggregate to the ASFC Executives) and the ASFC Employees' Supplemental Pension Benefit Plan until at least the last day of the month that is 12 months after the month in which the Closing Date falls (the "Benefits Continuation Date"). Buyer shall cause ASFC to continue to be responsible for any liabilities to Transferred Employees, and any former employees of ASFC or any of ASFC's Subsidiaries, under the LNC Executive Deferred


                                    - A-35 -

Compensation Plan for Employees as of the Closing Date and shall either (i) provide for the payment of such liabilities under a deferred compensation plan maintained by Buyer for Buyer's employees or (ii) cause ASFC to establish a deferred compensation plan on terms substantially similar to a plan maintained by Buyer for Buyer's employees or the LNC Executive Deferred Compensation Plan for Employees and continue to maintain such plan until at least the Benefits Continuation Date.

      9.6 Other Benefit Plans. Except as otherwise provided in this Article 9, Buyer shall, effective as of the Closing Date, cause ASFC to continue to maintain any and all Benefit Plans maintained by ASFC or any of its Subsidiaries covering Transferred Employees until at least December 31, 1998 and to continue to be responsible for any liability to provide benefits under such Benefit Plans that exist on the Closing Date. Buyer will permit any elections made under the Customized Security Flexible Benefits Plan to continue in effect to the remainder of the plan year that includes the Closing Date. Until at least December 31, 1998, Buyer shall not make any change to ASFC's accounting or reserving practices or take any other action that would adversely affect the computation of amounts payable to Transferred Employees under any incentive compensation or bonus plan of ASFC without making such equitable adjustments to the performance measures under the affected plans as may be appropriate to ensure that the Transferred Employees receive substantially the same bonuses or other benefit payments under the affected plans as they would have received in the absence of such change or other action for any performance cycle for which the targets or goals have been established as of the date hereof.

      9.7 Other Liabilities. Buyer shall assume, and shall indemnify and hold harmless ASFC and any of its Subsidiaries from and against, any and all damages, loss, liability and expense (including but not limited to reasonable expenses of investigation and reasonable attorneys' fees) relating to or arising out of any workers' compensation claims of, or violations of any Law, including but not limited to, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Americans with Disabilities Act and Title VII of the Civil Rights Act, with respect to, Transferred Employees pending as of the Closing Date or asserted after the Closing Date but relating to events occurring on or before the Closing Date.

                                   ARTICLE 10
                              CONDITIONS TO CLOSING

      10.1 Conditions to Obligations of Buyer and ASFC. The obligations of Buyer and ASFC to consummate the Closing are subject to the satisfaction of the following conditions:

            (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

            (b) All other regulatory consents, approvals or clearances necessary for the consummation of the Closing shall have been obtained, and no provision of any applicable law or regulation shall prohibit the consummation of the Closing.


                                    - A-36 -

            (c) All material consents, approvals or waivers of all non-governmental Persons necessary for the consummation of the Closing shall have been obtained.

            (d) There shall not be in effect any temporary restraining order, preliminary injunction or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated hereby; provided that the party invoking this condition shall have used its reasonable best efforts to have such order or injunction vacated.

            (e) ASFC shall have obtained the ASFC Shareholders' Approval from the requisite holders of Shares in accordance with applicable law and the Articles of Incorporation and bylaws of ASFC.

      10.2 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

            (a) (i) ASFC shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of ASFC contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of such date (without giving effect to any materiality qualifications or exceptions contained therein), except for those representations and warranties made as of a specified date, which shall be true and correct as of the date specified (without giving effect to any materiality qualifications or materiality exceptions contained therein); provided, that this condition (ii) shall be deemed satisfied if any inaccuracies in any of such representations and warranties at and as of the applicable date (without giving effect to any materiality qualifications or materiality exceptions contained therein) would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on ASFC, other than those resulting from (A) any event, occurrence, development or state of circumstances or facts affecting the property and casualty insurance industry as a whole, any Catastrophe or any change in general economic conditions (including but not limited to a change in interest rates) or (B) any obligation or liability that ASFC or any of its subsidiaries has or may have in connection with, as a result of or arising out of any insurance or reinsurance or indemnity policy, surety bond or similar contract or undertaking issued or entered into by ASFC or any Subsidiary of ASFC in the ordinary course of business, and (iii) Buyer shall have received a certificate signed by the chief financial officer of ASFC to the effect that the foregoing conditions have been satisfied.

            (b) ASFC shall have GAAP equity immediately prior to the Effective Time equal to at least 90% of ASFC's GAAP equity as of March 31, 1997; provided, that in determining whether the condition set forth in this Section 10.2(b) has been satisfied, changes in ASFC's GAAP equity after March 31, 1997 resulting from FAS 115 mark-to-market accounting shall be excluded from the calculation of ASFC's GAAP equity on the date in question.

            (c) Buyer shall have received a certificate, dated as of the Effective Time, from the secretary or assistant secretary of ASFC certifying as to the accuracy and completeness


                                    - A-37 -
of the attached Articles of Incorporation and bylaws, and resolutions, consents and authorizations with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

            (d) No Governmental Body shall have commenced any proceeding seeking a temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated hereby, other than any such proceeding which, in the reasonable judgment of Buyer, would not be reasonably likely, assuming such consummation occurs, to have a Material Adverse Effect on ASFC or Buyer; provided that Buyer shall have used its reasonable best efforts to have such proceeding dismissed or terminated.

      10.3 Conditions to Obligation of ASFC. The obligation of ASFC to consummate the Closing is subject to the satisfaction of the following further conditions:

            (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of such date (without giving effect to any materiality qualifications and materiality exceptions contained therein), except for those representations and warranties made as of a specified date, which shall be true and correct as of the date specified (without giving effect to any materiality qualifications or materiality exceptions contained therein); provided, that this condition (ii) shall be deemed satisfied if any inaccuracies in any such representations and warranties at and as of the applicable date (without giving effect to any materiality qualifications or materiality exceptions contained therein) would not, individually or in the aggregate, have or reasonably be expected to adversely affect the consummation of the Merger, and (iii) ASFC shall have received a certificate signed by the chief financial officer of Buyer to the effect that the foregoing conditions have been satisfied.

            (b) ASFC shall have received a certificate, dated as of the Effective Time, from the secretary or assistant secretary of Buyer and Buyer Sub, respectively, certifying as to the accuracy and completeness of the attached articles of incorporation and bylaws, and resolutions, consents and authorizations with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 11
                                    SURVIVAL

      11.1 Survival. Except as provided in Section 8.4, the covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall not survive the Closing; provided that the covenants and agreements that, by their terms, are to have effect or be performed after the Closing Date shall survive in accordance with their terms.


                                    - A-38 -

                                   ARTICLE 12
                                   TERMINATION

      12.1 Grounds for Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

            (i) by mutual written agreement of ASFC and Buyer;

            (ii) by either ASFC or Buyer upon written notice to the other party if the Merger shall not have been consummated on or before December 31, 1997; provided that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Merger to occur on or before such date; or

            (iii) any court of competent jurisdiction in the United States or any other Governmental Body in the United States shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Order or other action shall have become final and nonappealable.

      12.2 Effect of Termination. If this Agreement is terminated as permitted by Section 12.1, termination shall be without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement, except for payment of costs and expenses in accordance with Section 13.3 and except that no such termination shall relieve Buyer of its obligations under Section 6.1; and provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of any other party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all damage, loss, liability and expense (including but not limited to reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) incurred or suffered by the other party as a result of such failure or breach. The provisions of this Section 12.2, Section 13.3 and
Section 13.5 shall survive any termination hereof pursuant to Section 12.1.

                                   ARTICLE 13
                                  MISCELLANEOUS

      13.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or when sent by facsimile transmission (with receipt confirmed by an electronically generated written confirmation), addressed as follows (or to such other address as a party may designate by notice to the others):


                                     -A-39-
      if to Buyer or Buyer Sub, to:

            SAFECO Corporation
            SAFECO Plaza
            Seattle, Washington 98185
            Attention: James W. Ruddy, Esq.
            Fax: (206) 545-5559

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York 10019
            Attention: Edward D. Herlihy, Esq.
                       Craig M. Wasserman, Esq.
            Fax: (212) 403-2000

      if to ASFC, to:

            American States Financial Corporation
            500 North Meridian Street
            Indianapolis, Indiana 46204
            Attention: Thomas M. Ober, Esq.
            Fax: (317) 262-7157

            with copies to:

            Lincoln National Corporation
            200 East Berry Street
            Fort Wayne, Indiana 46802
            Attention:  Jack D. Hunter, Esq.
            Fax: (219) 455-5403

            Sutherland, Asbill & Brennan LLP
            1275 Pennsylvania Avenue, N.W.
            Washington, D.C. 20004
            Attention: David A. Massey, Esq.
            Fax: (202) 637-3593

      13.2 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is explicit and in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.


                                     -A-40-

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Other than as provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      13.3 Expenses. Except as otherwise expressly provided herein, the fee for filing an application pursuant to the HSR Act shall be paid by Buyer, and all other costs and expenses incurred in connection with this Agreement, including all brokers', finders', investment advisory or similar fees, shall be paid by the party incurring or responsible for incurring such cost or expense.

      13.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

      13.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without regard to any laws that might otherwise govern under applicable principles of conflicts of laws.

      13.6 Jurisdiction. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of Indiana or any Indiana State court sitting in Indianapolis, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section
13.6 shall be deemed effective service of process on such party.

      13.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

      13.8 No Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for the indemnification and insurance provisions contained in Section 6.2, which provisions may be enforced by the parties to be indemnified or insured thereunder.


                                     -A-41-

      13.9 Entire Agreement. Except for the Confidentiality Agreement, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to such subject matter. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto.

      13.10 Construction. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation and construction hereof. Unless otherwise specified, (i) the terms "hereof," "herein" and similar terms refer to this Agreement as a whole and (ii) references herein to Articles or Sections refer to articles or sections of this Agreement. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

      13.11 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.


                                     -A-42-

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                     AMERICAN STATES FINANCIAL CORPORATION



                                     By: /s/ Robert A. Anker
                                         ---------------------------------------

                                     Name:  Robert A. Anker

                                     Title: Chief Executive Officer



                                     SAFECO CORPORATION



                                     By: /s/ R. H. Eigsti
                                         ---------------------------------------

                                     Name: R. H. Eigsti

                                     Title: Chairman and Chief Executive Officer


                                     ASFC ACQUISITION CO.



                                     By: /s/ B. A. Dickey
                                         ---------------------------------------

                                     Name:  B. A. Dickey

                                     Title: President


                                     -A-43-

                                                                         ANNEX B

                  VOTING, SUPPORT AND INDEMNIFICATION AGREEMENT


            AGREEMENT, dated June 6, 1997 (this "Agreement"), by and among SAFECO Corporation, a Washington corporation ("Acquiror"), and Lincoln National Corporation, an Indiana corporation, on behalf of itself and any of its subsidiaries that may own any Common Stock (as defined below), collectively (the "Shareholder").

                              W I T N E S S E T H:

            WHEREAS, concurrently herewith, Acquiror and American States Financial Corporation, an Indiana corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement) pursuant to which a subsidiary of Acquiror will be merged with and into the Company (the "Merger");

            WHEREAS, Shareholder owns 50 million shares (the "Shares"), no par value, of common stock of the Company ("Common Stock"); and

            WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Acquiror has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

            1. Provisions Concerning Shares. (a) The Shareholder hereby agrees that during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 7 hereof, at any meeting of the holders of shares of Common Stock, however called, or in connection with any written consent of the holders of shares of Common Stock, it shall vote (or cause to be voted) the Shares held of record or Beneficially Owned (as defined below) by it, whether heretofore owned or hereafter acquired, (i) in favor of the adoption of the Merger Agreement and any actions required in furtherance thereof and hereof;
(ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement (after giving effect to any materiality or similar qualifications contained therein); and (iii) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business

                                     - B-1 -
combination involving the Company; (B) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Articles of Incorporation or By-Laws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which, in the case of each of the matters referred to in clauses C (1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Shareholder shall not enter into any agreement or understanding with any Person the effect of which would be inconsistent or violative of the provisions and agreements contained in Section 1 or 3 hereof. For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

            (b) In furtherance of the foregoing, (i) the Shareholder hereby appoints Acquiror and the proper officers of Acquiror, and each of them, with full power of substitution in the premises, its proxies to vote all Shares at any meeting, general or special, of the shareholders of the Company, and to execute one or more written consents or other instruments from time to time in order to take such action without the necessity of a meeting of the shareholders of the Company, in accordance with the provisions of the preceding paragraph and
(ii) Acquiror hereby agrees to vote such Shares or execute written consents or other instruments in accordance with the provisions of the preceding paragraph. The proxy and power of attorney granted herein shall be irrevocable during the term specified in Section 7 hereof, shall be deemed to be coupled with an interest and shall revoke all prior proxies granted by the Shareholder. The Shareholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void ab initio. The agency granted herein shall survive the insolvency or bankruptcy of the Shareholder.

            (c) The foregoing voting provisions are subject in all respects to the receipt of any required state insurance department approvals.

            2. Prepayment of Debt. As contemplated by the Merger Agreement, on the Closing Date, (i) Acquiror shall pay to the Shareholder the respective amounts of the Assumed Debt Prepayment and the Term Note Prepayment by wire transfer of immediately available funds to an account designated by the Shareholder, (ii) the Shareholder shall take any and all action necessary or appropriate on its part to terminate that certain Assumption Agreement dated May 16, 1996, between the Shareholder and the Company, relating to the outstanding 7 1/8% notes due July 15, 1999, originally issued to the public by the Shareholder on July 15, 1992, and (iii)


                                     - B-2 -
the Shareholder shall surrender to the Company for cancellation that certain Term Note due August 15, 1999, issued by the Company on May 16, 1996.

            3. Other Covenants, Representations and Warranties. The Shareholder hereby agrees, represents and warrants as to itself to Acquiror as follows:

            (a) Ownership of Shares. The Shareholder is the Beneficial Owner of 50 million Shares. On the date hereof, such Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by the Shareholder. The Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and, subject to the receipt of any required state insurance department approvals sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Shares, with no limitations, qualifications or restrictions on such rights.

            (b) Power; Binding Agreement. The execution, delivery and performance by the Shareholder of this Agreement are within the Shareholder's corporate powers and have been duly authorized by all necessary corporate action on the part of the Shareholder. The execution, delivery and performance of this Agreement by the Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by the Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the receipt of any required state insurance department approvals.

            (c) No Conflicts. (A) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Shareholder and, except for any required state insurance department approvals, the consummation by it of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by the Shareholder, the consummation by it of the transactions contemplated hereby or compliance by it with any of the provisions hereof shall
(1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Shareholder is a party or by which it or any of its properties or assets may be bound, or (2) subject to the receipt of any required state insurance department approvals, violation any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to it or any of its properties or assets.

            (d) No Solicitation. From and after the date hereof and continuing until this provision terminates pursuant to Section 7 hereof, the Shareholder shall immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal. The Shareholder shall not, directly or indirectly, through


                                     - B-3 -
any officer, director, employee, representative or agent or any of its Subsidiaries, (i) solicit, initiate or encourage any Acquisition Proposal, (ii) engage in negotiations or discussions concerning or provide any nonpublic information to any person or entity relating to, any Acquisition Proposal or
(iii) agree to or approve any Acquisition Proposal.

            (e) Restriction on Transfer, Proxies and Non-Interference. The Shareholder shall not, directly or indirectly, during the period commencing on the date hereof and continuing until this provision terminates pursuant to
Section 7 hereof: (i) except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of its Shares or any interest therein (provided, however, the Shareholder may transfer, by sale, exchange or capital contribution, Shares to any of its directly or indirectly wholly owned subsidiaries if prior to such transfer such subsidiary becomes a party to this Agreement); (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling it from performing its obligations under this Agreement.

            (f) Indiana Takeover Laws. The execution of this Agreement and the transactions contemplated hereby are exempt from all statutes of the State of Indiana that purport to limit or restrict business combinations or the ability to acquire or to vote shares and from all applicable charter or contractual provisions containing change of control or anti-takeover provisions.

            (g) Reliance by Acquiror. The Shareholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

            (h) Tax Representations. The Shareholder has filed a consolidated federal income tax return including the Company and each of its domestic Subsidiaries for the taxable year immediately preceding the current taxable year, and the Shareholder is eligible to make an election under Section 338(h)(10) of the Code (and any comparable election under state, local or foreign income tax law) with respect to the Company and each of its domestic Subsidiaries.

            4. Tax and Benefits Matters.

            (a) The Shareholder shall indemnify and hold harmless Acquiror, the Company and each Subsidiary of the Company (each, an "Indemnified Party) against any liability asserted against the Company or any Subsidiary of the Company on the basis of joint and several liability in connection with any employee benefit plan (within the meaning of section 3(3) of ERISA) or any other fringe benefit program or arrangement maintained by the Shareholder or any ERISA Affiliate of the Shareholder for employees or former employees of

                                     - B-4 -
the Shareholder or any ERISA Affiliate of the Shareholder other than the Company or any Subsidiary of the Company, including any loss, cost, expense (including all legal and expert fees and expenses), damage (including damages to Persons, property or the environment), fines, penalties or claims. The Shareholder may elect to compromise or defend at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to the Acquiror) any claim asserted by a third party against an Indemnified Party for which the Shareholder, pursuant to this Section 4(a) is indemnifying such Indemnified Party. If the Shareholder elects to compromise or defend such a claim, it shall, within 10 days after receiving notice of such claim, notify the Indemnified Party of its intent to do so, and such Indemnified Party shall cooperate, at the expense of the Shareholder, in the compromise of, or defense against, such claim. If the Shareholder elects not to compromise or defend against such claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such claim, (i) such Indemnified Party may pay (without prejudice to any of its rights as against the Shareholder), compromise or defend such claim (until such defense is assumed by the Shareholder) and (ii) the costs and expenses of such Indemnified Party incurred in connection therewith shall be indemnifiable by the Shareholder pursuant to this Section 4(a). Notwithstanding the foregoing, neither the Shareholder nor any Indemnified Party may settle or compromise any claim (however, if the sole settlement relief payable to a third party in respect of such claim is monetary damages that are paid in full by the Shareholder, Shareholder may settle such claim without the consent of the Indemnified Party) over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld by such Indemnified Party. In any event, except as otherwise provided herein, the Shareholder and the Indemnified Party may each participate, at its own expense, in the defense of such claim.

            (b)(i)The Shareholder and Acquiror shall jointly make timely and irrevocable elections under Section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state, local or foreign income tax laws for the Company and each domestic subsidiary of the Company specified by Acquiror in writing on or before the Closing Date (the "Elections"). The Shareholder, the Company and Acquiror shall report the transactions contemplated herein and in the Merger Agreement consistent with the Elections and shall take no position contrary thereto unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state, local or foreign tax provision).

            (ii) To the extent possible, the Shareholder, the Company and Acquiror shall execute at the Closing any and all forms necessary to effectuate the Elections (including, without limitation, Internal Revenue Service Form 8023-A and any similar forms under applicable state, local and foreign income tax laws (the "Section 338 Forms")). In the event, however, any Section 338 Forms are not executed at the Closing, the Shareholder, the Company and Acquiror shall prepare and complete each such Section 338 Form no later than 15 days prior to the date such Section 338 Form is required to be filed. The Shareholder, the Company and Acquiror shall each cause the Section 338 Forms to be duly executed by an authorized person for the Shareholder, the Company and Acquiror in each case, and shall duly and timely file the Section 338 Forms in accordance with applicable tax laws and the terms of this Agreement.


                                     - B-5 -

            (iii) The Shareholder and Acquiror agree to use their best efforts to enter into an agreement (the "Allocation Agreement") as soon as practicable after the Closing Date to address the computation of the Modified Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) ("MADSP") of the asserts of the Company and the Subsidiaries of the Company for which an Election is made. Acquiror shall initially prepare a statement setting forth a proposed computation and allocation of MADSP (the "Computation") and submit it to the Shareholder no later than one hundred twenty days after the Closing Date. If, within thirty (30) days of the Shareholder's receipt of the Computation, the Shareholder shall not have objected in writing to such Computation, the Computation shall become the Allocation Agreement. If, sixty (60) days before the last date on which the Section 338(h)(10) Forms must be filed, Acquiror and the Shareholder have not adopted an Allocation Agreement, any disputed aspects of the Allocation Agreement shall be resolved, before the last date on which the
Section 338(h)(10) Forms may be filed, by a big six accounting firm mutually acceptable to Acquiror and the Shareholder (the "Neutral Auditors"). The decision of the Neutral Auditors shall be final, and the costs, expenses and fees of the Neutral Auditors shall be borne equally by Acquiror and the Shareholder. Acquiror and the Shareholder shall not take a position before any Taxing Authority or otherwise (including in any Return) inconsistent with the Allocation Agreement unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state, local or foreign law).

            (c) Except as otherwise required by law or permitted by Section 4(b) hereof, Acquiror covenants that it will not cause or permit the Company, its Subsidiaries, Acquiror or any Affiliate of Acquiror (i) to take any action on the Closing Date, other than in the ordinary course of business or except as agreed in writing between the parties (including, but not limited to, the distribution of any dividend or the effectuation of any redemption) that could give rise to any Tax liability or loss of the Consolidated Group under this Agreement and the Merger Agreement, (ii) to make any election or deemed election under Section 338 of the Code with respect to the Merger or (iii) to amend any Return, file a claim for refund, make or change any Tax election, change an annual Tax accounting period, adopt or change any method of Tax accounting, adjust any reserve, or make any other change with respect to any Tax position of the Company or any of its Subsidiaries that results or will result in any materially increased Tax liability to, or material reduction of any Tax Benefit of, the Consolidated Group, the Company or any Affiliate of the Company for any Pre-Closing Period.

            (d)(i) Except as provided in this Section 4(d) or Section 4(e) hereof, liability for Consolidated Taxes and entitlement to any refund with respect to Consolidated Taxes shall be allocated to the Shareholder, and the Shareholder shall indemnify and hold harmless Acquiror, the Company and the Subsidiaries of the Company for such Consolidated Taxes (including, without limitation, all Consolidated Taxes attributable to the Elections or any of the transactions contemplated by this Agreement and the Merger Agreement).

            (ii) Acquiror shall be liable for and shall indemnify and hold harmless the Shareholder for (i) the Taxes of the Company and each Subsidiary of the Company for any


                                     - B-6 -
taxable year or period that begins after the Closing Date and (ii) all Taxes of the Company and each Subsidiary other than Consolidated Taxes ("Standalone Taxes").

            (iii) In the event that any Taxing Authority makes any adjustment to the Tax liability of the Company or any Subsidiary of the Company for any Pre-Closing Period and such adjustment could reasonably be expected to produce a Tax Benefit to Acquiror, the Company or any Subsidiary of the Company for any Tax period beginning on or after the Cloning Date, Acquiror shall pay the Shareholder the reasonably anticipated net after-Tax value to Acquiror, the Company or any Subsidiary of the Company of such Tax Benefit, discounted at a rate of 7 percent per annum from the anticipated date of realization of such Tax Benefit to the date of payment, as the amount of the Tax Benefit is determined under this Section 4(d)(iii). Following the date of any such adjustment to the Tax liability of the Company or any Subsidiary of the Company, the Shareholder shall prepare a statement showing a proposed computation of the anticipated payment by Acquiror and shall submit it to Acquiror for review. If, within thirty (30) days of Acquiror's receipt of the statement, Acquiror shall not have objected to the computation, the computation shall become final and Acquiror shall pay the Shareholder the computed amount within fifteen (15) days of such date. If, within sixty (60) days of Acquiror's receipt of the statement, Acquiror and the Shareholder have not agreed on the correct payment due to the Shareholder hereunder, the dispute shall be submitted to the Neutral Auditors for resolution, and the Neutral Auditors shall resolve the dispute within thirty
(30) days of submission. The decision of the Neutral Auditors shall be final, and the costs, expenses and fees of the Neutral Auditors shall be borne equally by Acquiror and the Shareholder. Acquiror shall pay the Shareholder the amount determined by the Neutral Auditors within fifteen (15) days of their determination. For purposes of this Section 4(d)(iii), the Shareholder, Acquiror, and, if necessary, the Neutral Auditors shall make reasonable assumptions regarding the existing and future business and operations of the Company and its Subsidiaries, the Tax positions of the Company, its Subsidiaries and Acquiror, probable Tax consequences under the Code, and other factors relevant to a reasonable and equitable determination of the anticipated value of any such Tax Benefit, taking into account any special circumstances known to the parties at the time of such determination.

            (iv) Any payment by the Shareholder or Acquiror under this Section 4(d) will be an adjustment to the portion of the Merger Consideration allocable to the Shares that are held by the Shareholder immediately prior to the Effective Time.

            (v) The Shareholder shall file or cause to be filed (including by causing the Company or the relevant Subsidiary to file) when due all Returns with respect to Consolidated Taxes that are required to be filed by or with respect to a member of the Consolidated Group (including the Company and/or any Subsidiary of the Company for Pre-Closing Periods), and Acquiror shall file or cause to be filed when due all other Returns that are required to be filed by or with respect to the Company.

            4(e)(i). Subject to Section 4(e)(ii) hereof, the Tax Sharing Agreements and any other Tax allocation or sharing agreement or arrangement, whether or not written, that may have


                                     -B-7-
been entered into by the Shareholder or any member of the Consolidated Group and the Company or any Subsidiary of the Company shall be terminated as of the Closing Date for all periods, and all amounts then due from or to the Company or any Subsidiary of the Company under any such Tax Sharing Agreements or other tax sharing agreement or arrangement shall be paid on or prior to the Closing Date.

            (ii) Notwithstanding Section 4(e)(i) hereof, as soon as practicable after the Closing Date (but in any event within seventy-five (75) days of such date), the Company shall prepare and deliver to the Shareholder accurate and complete separate income and franchise Tax Returns for any Tax period of the Company and its Subsidiaries for any Tax period of the Company or its Subsidiaries beginning January 1, 1997 and ending on the Closing Date, and payment shall be made within ten (10) days of such delivery to or by the Shareholder, as the case may be, of the difference, if any, between (i) the Separate Tax Liability of the ASFC Group (each as defined in the Tax Sharing Agreements) for such period and (ii) the sum of all amounts previ ously paid to the Shareholder by the Company for such period pursuant to the Tax Sharing Agreements.

            (f) From and after the Closing Date, each of the Shareholder and Acquiror shall:

            (i) assist in all reasonable respects (and cause their respective Affiliates to assist) the other party in preparing any Returns or reports which such other party is responsible for preparing and filing in accordance with Section 4(c);

            (ii) cooperate in all reasonable respects in preparing for any audits of, or disputes with Taxing Authorities regarding, any Returns of the Company or any Subsidiary of the Company;

            (iii) make available to the other and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of the Company and each Subsidiary of the Company (including with respect to any potential payments contemplated by Section 4(d)(iii) hereof);

            (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company and each Subsidiary of the Company for taxable periods for which the other may have a liability under Section 4(d) hereof; and

            (v) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any such taxable period.

            (g)(i)The Shareholder shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Consolidated Taxes and shall have the exclusive right to settle or contest in its sole discretion any such audit, contest, claim, proceeding


                                     -B-8-
or inquiry without the consent of any other party; provided, however, that the Shareholder shall not, without the prior written consent of Acquiror which consent shall not be unreasonably withheld, file, or cause to be filed, any Return affecting the liability of the Company or its Subsidiaries with respect to Taxes for any period other than a Pre-Closing Period.

            (ii) Acquiror shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Standalone Taxes or Taxes for any taxable year or period beginning after the Closing and shall have the exclusive right to settle or contest any such audit, contest, claim, proceeding, or inquiry without the consent of any other party.

            (h) The provisions of this Section 4 shall survive the consummation of the Merger and shall not expire.

            5. Further Assurances. From time to time, at the other party's request and without further consideration, the Shareholder and Acquiror shall execute and deliver such ad ditional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement.

            6. Stop Transfer. The Shareholder agreed with, and covenants to, Acquiror that it shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing the Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

            7. Termination. Except as otherwise provided herein, the covenants and agreements contained in Sections 1, 3(f) and 6 hereof with respect to the Shares shall terminate (a) in the event the Merger Agreement is terminated in accordance with the terms of Article 12 thereof, upon such termination, and (b) in the event the Merger is consummated, upon the Effective Time.

            8. Miscellaneous.

            (a) Entire Agreement. This Agreement and constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agree ments and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            (b) Assignment. Except for any assignment pursuant to a transfer permitted by Section 3(e)(i), this Agreement shall not be assigned by operation of law or otherwise without


                                     -B-9-
the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

            (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the relevant parties hereto.

            (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or when sent by facsimile transmission (with receipt confirmed by an electronically generated written confirmation), addressed as follows (or to such other address as a party may designate by notice to the others):

If to the Shareholder:  Lincoln National Corporation
                        200 East Berry Street
                        Fort Wayne, Indiana 46802
                        Facsimile: (219) 455-5403
                        Attention: Jack D. Hunter, Esq.

If to Acquiror:         SAFECO Corporation
                        SAFECO Plaza
                        Seattle, Washington 98185
                        Facsimile: (206) 545-5559
                        Attention: James W. Ruddy, Esq.

            (e) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            (f) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

            (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative


                                     -B-10-
and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in eq uity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

            (j) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Indiana, without giving effect to the principles of conflicts of law thereof.

            (k) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

            (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.


                                     -B-11-

            IN WITNESS WHEREOF, Acquiror and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                  SAFECO CORPORATION



                                  By: /s/ R. H. Eigsti
                                      ------------------------------------------
                                      Name:  R. H. Eigsti
                                      Title: Chairman & Chief Executive Officer


                                  LINCOLN NATIONAL CORPORATION



                                  By: /s/ Barbara S. Kowalczyk
                                      ------------------------------------------
                                      Name:  Barbara S. Kowalczyk
                                      Title: Senior Vice President


AGREED TO AND ACKNOWLEDGED
(with respect to Sections 3 and 6):



AMERICAN STATES FINANCIAL CORPORATION


By: /s/ Robert A. Anker
    ----------------------------------
    Name:  Robert A. Anker
    Title: Chief Executive Officer


                                     -B-12-

                                 AMENDMENT NO. 1
                                       TO
                                VOTING AGREEMENT

            THIS AMENDMENT NO. 1 (this "Amendment") to the Voting Agreement (as defined below) is made and entered into as of July 22, 1997, by and among SAFECO Corporation, a Washington corporation ("SAFECO"), Lincoln National Corporation, an Indiana corporation ("LNC"), The Lincoln National Life Insurance Company, an Indiana corporation ("LNLIC"), Lincoln Funds Corporation, a Delaware corporation ("LFC"), and American States Financial Corporation, an Indiana corporation ("ASFC").

            WHEREAS, SAFECO and LNC are parties to, and ASFC has agreed to and acknowledged Sections 3 and 6 of, that certain Voting, Support and Indemnification Agreement dated June 6, 1997 (the "Voting Agreement");

            WHEREAS, LNC desires to transfer certain shares of Common Stock (as defined in the Voting Agreement) to each of LNLIC and LFC; and

            WHEREAS, Section 3(e) of the Voting Agreement provides that, prior to such transfer, LNLIC and LFC shall become parties to the Voting Agreement;

            NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree, effective for all purposes as of the date first above written, as follows:

            1. The Voting Agreement is hereby amended to add each of LNLIC and LFC as a party thereto.

            2. Each of LNLIC and LFC shall be, and hereby is, bound by the terms of the Voting Agreement.

            3. The Voting Agreement is hereby ratified and confirmed in all other respects, and the Voting Agreement, as amended by this Amendment, shall continue in full force and effect.


                                     -B-13-

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                       SAFECO CORPORATION



                                       By: /s/ Rod A. Pierson
                                           -------------------------------------
                                           Name:  Rod A. Pierson
                                           Title: Senior Vice President and
                                                  Chief Financial Officer


                                       LINCOLN NATIONAL CORPORATION



                                       By: /s/ Barbara S. Kowalczyk
                                           -------------------------------------
                                           Name:  Barbara S. Kowalczyk
                                           Title: Senior Vice President


                                       THE LINCOLN NATIONAL LIFE INSURANCE
                                       COMPANY



                                       By: /s/ Jon A. Boscia
                                           -------------------------------------
                                           Name:  Jon A. Boscia
                                           Title: President and Chief Executive
                                                  Officer


                                       LINCOLN FUNDS CORPORATION


                                       By: /s/ Jeffrey J. Nick
                                           -------------------------------------
                                           Name:  Jeffrey J. Nick
                                           Title: President


                                       AMERICAN STATES FINANCIAL CORPORATION


                                       By: /s/ William J. Lawson
                                           -------------------------------------
                                           Name:  William J. Lawson
                                           Title: President & Chief Operating
                                                  Officer


                                     -B-14-

                                                                         ANNEX C

                 [Letterhead of Opinion Of Goldman, Sachs & Co.]

PERSONAL AND CONFIDENTIAL


August 15, 1997


Board of Directors
American States Financial Corporation
500 North Meridian Street
Indianapolis, IN  46204

Gentlemen and Madam:

You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, no par value per share (the "Shares"), of American States Financial Corporation (the "Company") of the $47.00 per Share in cash to be received by such holders pursuant to the Agreement and Plan of Merger dated as of June 6, 1997 among SAFECO Corporation ("Buyer"), ASFC Acquisition Co., a wholly-owned subsidiary of Buyer, and the Company (the "Agreement").

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as underwriter for the Company's initial public offering in May 1996, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Lincoln National Corporation ("Lincoln"), which owns approximately 83% of the Shares, and the Buyer from time to time and may provide investment banking services to Lincoln and the Buyer in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Voting Support and Indemnification Agreement between Lincoln and Buyer dated June 6, 1997; the Proxy Statement relating to the Special Meeting of Stockholders of the Company to be held in connection with the Agreement; audited consolidated financial statements for the Company and its subsidiaries for the five years ended December 31, 1996; the Annual Report to Stockholders and the Annual Reports on Form 10-K and 10-K/A of the Company for the year ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; the Company's Registration Statement on Form S-1 dated May 22, 1996; statutory financial statements for the Company's insurance subsidiaries for the five years ended December 31, 1996; certain other communications from the Company to its stockholders; certain financial analyses and actuarial appraisals performed by nationally recognized actuarial and appraisal firms (the "Appraisals"); and

American States Financial Corporation
August 15, 1997
Page Two


certain internal financial analyses, including certain actuarial analyses, and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the insurance industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion, including, without limitation, the information furnished by the Company and its actuaries relating to loss and loss adjustment expense reserves and related items. We are not actuaries and our services did not include any actuarial determinations or evaluations by us or an attempt to evaluate actuarial assumptions. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including the loss and loss adjustment expense reserves) of the Company or any of its subsidiaries and, except for the Appraisals, we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the $47.00 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair to such holders.

Very truly yours,


/s/ Goldman, Sachs & Co.
---------------------------------
(GOLDMAN, SACHS & CO.)


                                     -C-2-

                                   APPENDIX A

                                  FORM OF PROXY

                      AMERICAN STATES FINANCIAL CORPORATION
                            500 North Meridian Street
                           Indianapolis, Indiana 46204

This proxy is solicited on behalf of the Board of Directors of American States Financial Corporation (the "Company")

Capitalized terms used but not defined herein shall have the meaning specified in the accompanying Proxy Statement. The undersigned hereby appoints Robert A. Anker, William J. Lawson and Thomas M. Ober, acting alone or together, as proxy (the "Appointed Proxy"), with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse, all of the Common Stock held of record by the undersigned on August 8, 1997 at the Special Meeting of Shareholders to be held on Wednesday, September 17, 1997 at 10:00 a.m., Eastern Standard Time, in the auditorium located on the third floor of the Company's offices, 500 North Meridian Street, Indianapolis, Indiana 46204, or any adjournment or postponement thereof.

                  (continued and to be signed on other side)
--------------------------------------------------------------------------------

1.    Approval of the   [ ] FOR
      Merger Agreement  [ ] AGAINST
      and the Merger    [ ] ABSTAIN

2. In his discretion, the Appointed Proxy is authorized to vote upon such other matters relating to the conduct of the Special Meeting or any adjournments or postponement thereof as may properly come before the Special Meeting.

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MERGER AGREEMENT AND THE MERGER AND OTHERWISE AT THE DISCRETION OF THE APPOINTED PROXY. YOU MAY REVOKE THE PROXY PRIOR TO THE MEETING BY MAILING A SIGNED INSTRUMENT REVOKING THE PROXY TO: THOMAS M. OBER, SECRETARY, AMERICAN STATES FINANCIAL CORPORATION, 500 NORTH MERIDIAN STREET, INDIANAPOLIS, INDIANA 46204; TO BE EFFECTIVE, THE REVOCATION MUST BE RECEIVED ON OR BEFORE SEPTEMBER 16, 1997. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature of Stockholder ________________________________   DATE _____, 1997

NOTE: This proxy must be signed exactly as name appears hereon. If shares are held jointly, each shareholder named should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officers, and officers should sign with personal signature and give title. If the signer is a partnership, please sign partnership name by authorized person.